EXHIBIT 10.1
Execution Version
Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
made as of March 22, 2024
among
ALTALINK INVESTMENT MANAGEMENT LTD.,
as general partner of
ALTALINK INVESTMENTS, L.P.,
as Borrower,
- and -
ALTALINK INVESTMENT MANAGEMENT LTD.,
as General Partner,
- and -
ROYAL BANK OF CANADA,
as Administrative Agent of the Lenders, and as Lender,
- and -
RBC CAPITAL MARKETS,
as Sole Lead Arranger and Sole Bookrunner
- and -
BANK OF MONTREAL, as Documentation Agent
- and -
ALL OTHER LENDERS WHICH BECOME
PARTIES HEREUNDER,
as Lenders

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ARTICLE	1	INTERPRETATION	2
	1.1	Definitions	2
	1.2	References	29
	1.3	Headings	29
	1.4	Included Words	29
	1.5	Accounting Terms	29
	1.6	Time	30
	1.7	Currency	30
	1.8	Certificates and Opinions	30
	1.9	Amendment and Restatement; No Novation	30
	1.10	Schedules	30
	1.11	Rates	31
ARTICLE	2	AMOUNT AND TERMS OF THE CREDIT FACILITY	32
	2.1	Credit Facility	32
	2.2	Cancellation	32
	2.3	Use of Proceeds	32
	2.4	Particulars of Borrowings	32
	2.5	Borrowing Notice	33
	2.6	Books of Account	34
	2.7	Co-ordination of Prime Rate Loans	34
	2.8	[Intentionally Deleted]	35
	2.9	Certification to Third Parties	35
	2.10	[Intentionally Deleted]	35
	2.11	Benchmark Replacement Setting	35
ARTICLE	3	DOCUMENTARY CREDITS	37
	3.1	Documentary Credits	37
	3.2	Procedure for Issue	37
	3.3	Form of Documentary Credits	38
	3.4	Reimbursements of Amounts Drawn	38
	3.5	Documentary Credit Participation	38
	3.6	Risk of Documentary Credits	39
	3.7	Fees	40
	3.8	Repayments	40
	3.9	Documentary Credits Outstanding Upon Default	41
ARTICLE	4	INTEREST	41
	4.1	Interest On Loans	41
	4.2	[Intentionally Deleted]	43
	4.3	Interest on Overdue Amounts	43
	4.4	Other Interest	43
	4.5	Interest Act (Canada)	43
	4.6	Deemed Reinvestment Principle	43
	4.7	Maximum Return	43
	4.8	Inability to Determine CORRA Rates	44
ARTICLE	5	FEES	45
	5.1	Commitment Fee	45
	5.2	Basis of Calculation of Fees	45

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ARTICLE	6	PAYMENT	45
	6.1	Voluntary Repayment of Outstanding Accommodation	45
	6.2	Repayment on Maturity Date and Extension	47
	6.3	Excess Accommodations	47
	6.4	Illegality	47
ARTICLE	7	PAYMENTS AND INDEMNITIES	48
	7.1	Payments on Non-Business Days	48
	7.2	Method and Place of Payment	48
	7.3	Net Payments	48
	7.4	Agent May Debit Account	48
	7.5	Currency of Payment	48
	7.6	General Indemnity	49
	7.7	[Intentionally Deleted]	50
ARTICLE	8	SECURITY	50
	8.1	Security	50
ARTICLE	9	REPRESENTATIONS AND WARRANTIES	50
	9.1	Representations and Warranties	50
	9.2	Survival of Representations and Warranties	55
ARTICLE	10	COVENANTS	55
	10.1	Reporting Covenants	55
	10.2	Payments Under This Agreement and Loan Documents	56
	10.3	Proceeds	56
	10.4	Inspection of Property, Books and Records, Discussions	56
	10.5	Notices	56
	10.6	Disbursements under Master Trust Indenture	57
	10.7	Cure Defects	57
	10.8	Carrying on Business	57
	10.9	Insurance and Insurance Proceeds	58
	10.10	Compliance with Laws and Agreements	58
	10.11	Taxes	58
	10.12	Further Assurances	58
	10.13	Limitations on Indebtedness	59
	10.14	Negative Pledge	59
	10.15	Investments	59
	10.16	Change in Business and Ownership of AltaLink and Subsidiaries	59
	10.17	Mergers, Etc	59
	10.18	Acquisitions	59
	10.19	Transactions with Non-Arm's Length Persons	60
	10.20	Environmental Covenants	60
	10.21	Hedging Agreements	61
	10.22	Distributions	61
	10.23	Fiscal Year	61
	10.24	Financial Covenants	61
	10.25	Master Trust Indenture	61
ARTICLE	11	CONDITIONS PRECEDENT TO BORROWINGS	62
	11.1	Conditions Precedent to the Closing	62

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	11.2	Conditions Precedent to All Borrowings, Conversions	63
	11.3	Waiver	63
ARTICLE	12	EVENTS OF DEFAULT	63
	12.1	Events of Default	63
	12.2	Remedies	66
	12.3	Remedies Cumulative	67
	12.4	Appropriation of Moneys Received	67
	12.5	Non-Merger	67
	12.6	Waiver	67
	12.7	Set-off	68
ARTICLE	13	YIELD PROTECTION	68
	13.1	Increased Costs	68
	13.2	Taxes	70
	13.3	Mitigation Obligations: Replacement of Lenders	72
	13.4	Illegality	73
ARTICLE	14	RIGHT OF SETOFF	74
	14.1	Right of Setoff	74
ARTICLE	15	SHARING OF PAYMENTS BY LENDERS	74
	15.1	Sharing of Payments by Lenders	74
ARTICLE	16	AGENT'S CLAWBACK	75
	16.1	Agent's Clawback	75
ARTICLE	17	AGENCY	76
	17.1	Appointment and Authority	76
	17.2	Rights as a Lender	76
	17.3	Exculpatory Provisions	76
	17.4	Reliance by Agent	77
	17.5	Indemnifications of Agent	78
	17.6	Delegation of Duties	78
	17.7	Replacement of Agent	78
	17.8	Non-Reliance on Agent and Other Lenders	79
	17.9	Collective Action of the Lenders	79
	17.10	No Other Duties, etc	80
	17.11	Recovery of Erroneous Payments	80
ARTICLE	18	NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION	80
	18.1	Notices, etc	80
	18.2	Notice Details	81
ARTICLE	19	EXPENSES; INDEMNITY: DAMAGE WAIVER	82
	19.1	Expenses; Indemnity: Damage Waiver	82
ARTICLE	20	SUCCESSORS AND ASSIGNS	84
	20.1	Successors and Assigns	84
ARTICLE	21	AMENDMENTS AND WAIVERS	87
	21.1	Amendments and Waivers	87
	21.2	Judgment Currency	87
ARTICLE	22	GOVERNING LAW; JURISDICTION; ETC	88
	22.1	Governing Law; Jurisdiction; Etc	88
ARTICLE	23	WAIVER OF JURY TRIAL	89

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	23.1	Waiver of Jurty Trial	89
ARTICLE	24	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	89
	24.1	Counterparts; Integration; Effectiveness; Electronic Execution	89
ARTICLE	25	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	90
	25.1	Treatment of Certain Information: Confidentiality	90
ARTICLE	26	MISCELLANEOUS	91
	26.1	Further Assurances	91
	26.2	Acknowledgement	91

SCHEDULE 1	-	BORROWER'S CERTIFICATE OF COMPLIANCE
SCHEDULE 2(A)	-	BORROWING NOTICE
SCHEDULE 2(b)	-	NOTICE OF ROLL OVER
SCHEDULE 2(C)	-	CONVERSION OPTION NOTICE
SCHEDULE 3	-	NOTICE OF EXTENSION
SCHEDULE 4	-	FORM OF ISSUE NOTICE
SCHEDULE 5	-	ASSIGNMENT AND ASSUMPTION
SCHEDULE 6	-	COMMITMENTS OF THE LENDERS
SCHEDULE 6.1(a)	-	FORM OF NOTICE OF REPAYMENT
SCHEDULE 7	-	SENIOR PLEDGED BOND, SERIES 2
SCHEDULE 8	-	THIRD SUPPLEMENTAL INDENTURE
SCHEDULE 9.1(a)	-	CREDIT PARTY AND SUBSIDIARY INFORMATION
SCHEDULE 10	-	MATERIAL AGREEMENTS

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THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT is made as of March 22, 2024
A M O N G:
ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P., as Borrower,
- and -
ALTALINK INVESTMENT MANAGEMENT LTD.,
as General Partner,
- and -
ROYAL BANK OF CANADA
as Agent of the Lenders, and as a Lender,
- and -
ALL OTHER LENDERS WHICH BECOME PARTIES HEREUNDER,
as Lenders
WHEREAS the Borrower, Royal Bank of Canada, as agent and the Lenders are party to an Amended and Restated Credit Agreement dated January 24, 2020 (such agreement, as amended by a first amending agreement dated April 27, 2020, a second amending agreement dated May 17, 2021, a third amending agreement dated December 15, 2021, a fourth amending agreement dated September 5, 2023 and a fifth amending agreement dated September 28, 2023, the “Existing Credit Agreement”), which Existing Credit Agreement was an amendment and restatement of an amended and restated credit agreement dated July 30, 2015 (such agreement, as amended by a first amending agreement dated as of November 20, 2015, a second amending agreement dated as of December 14, 2015, a third amending agreement dated as of July 8, 2016, a fourth amending agreement dated as of December 15, 2016, a fifth amending agreement dated as of December 15, 2017 and a sixth amending agreement dated as of December 14, 2018, the “2015 Credit Agreement”), which 2015 Credit Agreement was an amendment and restatement of an amended and restated credit agreement dated December 14, 2011 (such agreement, as amended by a first amending agreement dated as of April 27, 2012, a second amending agreement dated as of December 14, 2012, a third amending agreement dated as of December 16, 2013, a waiver and fourth amending agreement dated as of October 24, 2014 and a fifth amending agreement dated as of December 15, 2014, the “December 14, 2011 Credit Agreement”, which December 14, 2011 Credit Agreement was an amendment and restatement of an amended and restated credit agreement dated December 15, 2010, as amended by a first

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amending agreement dated as of October 28, 2011, the “December 15, 2010 Credit Agreement”, which December 15, 2010 Credit Agreement was an amendment and restatement of an amended and restated credit agreement dated December 16, 2009, as amended by a first amending agreement dated as of December 23, 2009, the “December 16, 2009 Credit Agreement”), pursuant to which the Lenders agreed (subject to the terms of the Existing Credit Agreement) to make funding available to the Borrower from time to time for operating expenses, capital expenditures and working capital needs of the Borrower and AltaLink.
AND WHEREAS the Borrower is party to a Master Trust Indenture (as defined herein) pursuant to which it may borrow money by, among other things, creating and issuing bonds and other debt securities and entering into credit facility agreements, all in the manner set forth in the Master Trust Indenture;
AND WHEREAS in conjunction with the Original Credit Agreement (as defined in the December 16, 2009 Credit Agreement), the Borrower entered into a supplemental indenture under the Master Trust Indenture and authorized the issuance of a Pledged Bond under the Master Trust Indenture, as continuing collateral security for the obligations owing under the December 16, 2009 Credit Agreement.
AND WHEREAS the Borrower has requested that the Agent and Lenders agree to amend and restate the Existing Credit Agreement in the manner and on the terms and conditions provided for in this Amended and Restated Credit Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement, the Borrower, the Agent and the Lenders covenant and agree as follows:

ARTICLE 1
INTERPRETATION
1.1Definitions.
In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:
“Accommodations” means the Loans and Documentary Credits made under this Credit Facility and shall refer to any one or more of such types where the context requires.
“Acquisition” means, with respect to any Person, any transaction or series of related transactions for the direct or indirect (i) acquisition of the Assets of any other Person; (ii) acquisition of any shares, securities, interests, participations or other equivalents (including partnership interests or units) of any Person; or (iii) reconstruction, reorganization, consolidation, wind-up, merger, transfer, sale, lease or other combination with any other Person; and “Acquire” and “Acquired” have meanings correlative thereto.

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“Adjusted Daily Compounded CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) the Daily Compounded CORRA Adjustment.
“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment.
“Administrative Questionnaire” means an administrative questionnaire in a form provided by the Agent.
“Advance” means an advance by the Lenders or any of them of any Accommodation, and shall include deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the Canadian Dollar Amount of all outstanding Accommodation.
“Affiliate” of any specified Person means any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
“Agent” or “Administrative Agent” means RBC in its capacity as administrative agent hereunder, or any successor Agent appointed under Section 17.7.
“Agent’s Account” means the account at the Branch into which Lenders’ Advances shall be deposited for payment to the Borrower.
“Agreement” means this Sixth Amended and Restated Credit Agreement and the Schedules hereto, as amended, supplemented or restated from time to time.
“AltaLink” means AltaLink, L.P., an Alberta limited partnership, together with its successors and assigns.
“Applicable Law” means, at any time, with respect to any Person, property, transaction or event, all then applicable laws, by-laws, statutes and regulations, and (to the extent that they have the force of law) all then applicable treaties, judgments, decrees, official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authority having authority over any of such Person, property, transaction or event.
“Applicable Margin” means the applicable fee or margin amount set out in the following grid for the rating which corresponds to the senior unsecured credit rating received from S&P or DBRS for the Borrower and which is determined below:

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Senior Unsecured Rating Grid
Ratings	Category I	Category II	Category III	Category IV	Category V	Category VI	Category VII
S & P and DBRS	>A / A	A / A	A- / A (low)	BBB+ / BBB (high)	BBB / BBB	BBB- / BBB (low)	< BBB- / BBB (low)
Documentary Credits, Term CORRA & Daily Compounded CORRA Margin	70 bps	80 bps	100 bps	120 bps	145 bps	170 bps	200 bps
Prime Margin	0 bps	0 bps	0 bps	20 bps	45 bps	70 bps	100 bps
Commitment Fee	14.0 bps	16.0 bps	20.0 bps	24.0 bps	29 bps	34 bps	40 bps

Provided that if at any time neither S&P nor DBRS maintains a senior unsecured credit rating for the Borrower then “Applicable Margin” shall thereafter mean the applicable fee or margin amount set out in the following grid for the rating which corresponds to the issuer credit rating received from S&P or DBRS for the Borrower and which is determined below.

Issuer Credit Rating Grid
Ratings	Category I	Category II	Category III	Category IV	Category V	Category VI
S & P and DBRS	>A / A	A / A	A- / A (low)	BBB+ / BBB (high)	BBB / BBB	<BBB / BBB
Documentary Credits, Term CORRA & Daily Compounded CORRA Margin	80 bps	100 bps	120 bps	145 bps	170 bps	200 bps
Prime Margin	0 bps	0 bps	20 bps	45 bps	70 bps	100 bps
Commitment Fee	16.0 bps	20.0 bps	24.0 bps	29 bps	34 bps	40 bps

For purposes of this Agreement, if at any time the ratings assigned by the Rating Agencies fall within different rating categories in accordance with the above tables, (a) in the case where the lowest senior unsecured credit rating or issuer credit rating, as applicable, is BBB- or higher, the Applicable Margin will be the higher of the ratings and (b) in the case where the lowest senior unsecured credit rating or issuer credit rating, as applicable, is lower than BBB-, the Applicable Margin will be based on the average of the ratings.
Any increase or decrease in the Applicable Margin resulting from a change in the rating assigned by one or more Rating Agency shall be calculated with reference

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to the new Applicable Margin effective on and after the date on which such rating change is published, notwithstanding that any affected Advance may have been made or issued prior to such date.
“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total Accommodations outstanding represented by such Lender’s Accommodations outstanding.
“Applicable Utilities Legislation” means the Alberta Utilities Commission Act (Alberta), the Electric Utilities Act (Alberta), the Public Utilities Act (Alberta), the Hydro and Electric Energy Act (Alberta), and any other legislation that now or in the future regulates the operations of the Business, as each may be amended or supplemented from time to time.
“Approved Fund” means, with respect to any Lender that is an investment fund that invests in bank loans, any other investment fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Assets” means, with respect to any Person, any property, assets and undertakings of such Person of every kind and wheresoever situate, whether now owned or hereafter acquired (and, for greater certainty, includes any equity or like interest of any Person in any other Person).
“Assignment and Assumption” means an assignment and assumption agreement substantially in the form attached as Schedule 5.
“AUC” means the Alberta Utilities Commission, or any successor or replacement board regulating the transmission of energy in the Province of Alberta.
“Auditor” means the independent national firm of Canadian chartered accountants appointed from time to time as the auditor of the Borrower.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(c).
“Benchmark” means, initially, the Term CORRA Reference Rate or Daily Compounded CORRA, as the case may be; provided that if a Benchmark Transition Event has occurred

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with respect to the Term CORRA Reference Rate, Daily Compounded CORRA, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event,
(a)where a Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, Daily Compounded CORRA; and;
(b)where a Benchmark Transition Event has occurred with respect to a Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of

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information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.
“Beneficiary” means, in respect of a Documentary Credit, the beneficiary named in the Documentary Credit or the Issue Notice with respect thereto.
“Bond Delivery Agreement” means the bond delivery agreement dated as of December 15, 2010 among the parties hereto as the same may be amended or supplemented from time to time.
“Borrower” means AltaLink Investments, L.P., a limited partnership created and existing under the Partnership Act (Alberta), and its permitted successors and permitted assigns.
“Borrower’s Certificate of Compliance” means a certificate of the Borrower in the form of Schedule 1 and signed on behalf of the Borrower by any one of (i) Managing Director, (ii) the Vice President, Finance or any other person so designated, or (iii) any Director of the General Partner or any other senior officer of the General Partner so designated by a certificate signed by the Managing Director or any two (2) Directors of the General Partner and filed with the Agent for so long as such designation shall be in effect.
“Borrowing” means the aggregate Accommodation to be obtained by the Borrower from one or more of the Lenders on any Borrowing Date.
“Borrowing Date” means the Business Day specified in a Borrowing Notice on which a Lender is or Lenders are requested to provide Accommodation.
“Borrowing Notice” has the meaning set out in Section 2.5.
“Branch” means the main branch of the Agent situated at Toronto, Ontario, or such other branch of the Agent in the City of Toronto as the Agent may from time to time designate in writing to the Borrower.
“Business” means the following businesses and services of the Borrower and its Subsidiaries:
(a)ownership of limited partnership units in AltaLink;
(b)direct or indirect participation in the transmission of electricity in Canada or the United States;

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(c)the ownership or operation of electrical transmission lines and infrastructure in Canada or the United States, including the use of such infrastructure for telecommunication or other communication purposes, subject to such telecommunication or other communication purposes not exceeding 10% of Consolidated Assets;
(d)engineering or administrative services related to the activities described in paragraphs (a) through (c) above;
(e)the Acquisition of any Person related to the activities described in paragraphs (a) through (d) above, in compliance with Section 10.18;
(f)such other services as determined to be ancillary to the activities described in paragraphs (a) through (d) above (whether or not such services are regulated by the AUC), with such other services not exceeding 10% of Consolidated Assets; and
(g)provided that such activities are not prohibited by the Master Trust Indenture, business development activities related to the pursuit of potential opportunities regarding the transmission of electricity in countries other than Canada and the United States (including, without limitation, Brazil and India), provided however that (A) any costs or expenses incurred by the Borrower and its Subsidiaries in respect of such business development activities shall not exceed $20,000,000 in aggregate per calendar year and (B) nothing in this definition shall permit the Borrower or its Subsidiaries to (i) own or operate any electrical transmission lines or any other infrastructure in any such other country, (ii) to make any Acquisition of any Person carrying on business in any such other country or of any other assets located in any such other country or (iii) to make any Investment in any Person which owns or operates any electrical transmission lines or other infrastructure in any such other country, without the prior written consent of the Majority Lenders.
For greater certainty “Business” (i) shall not include the generation and/or distribution of electricity or sale of power and (ii) when used with reference to AltaLink and its Subsidiaries, shall not be interpreted to include any business, activities or services described above which are inconsistent with the business which AltaLink and its Subsidiaries now, or at any time while this Agreement is in effect, carries out in accordance with the terms of the amended and restated master trust indenture dated April 28, 2003 to which AltaLink is party.
“Business Day” means any day of the year (other than a Saturday, Sunday, and any day which shall be in Calgary, Alberta and Toronto, Ontario a legal holiday) on which the Agent is open at the Branch for the conduct of regular banking business.
“Canadian Dollar” or “Cdn.$” means the currency of Canada.

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“Canadian Dollar Amount” means, at any time, in relation to any outstanding Accommodation, in relation to a:
(a)Loan denominated in Canadian Dollars, the principal amount thereof; and
(b)Documentary Credit, the amount of the maximum aggregate liability (contingent or actual) of the Documentary Credit Lender pursuant to such Documentary Credit expressed in Canadian Dollars.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any leasing or similar arrangement which in accordance with GAAP would be classified and accounted for as capital leases and the amount of such Capital Lease Obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any Applicable Law by any Governmental Authority, provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any event whereby:
(a)AltaLink Holdings, L.P. ceases to be the sole limited partner and owner of 99.99% of the Equity Securities of the Borrower or AltaLink Investment Management Ltd. ceases to be the sole general partner and owner of .01% of the Equity Securities in the Borrower;
(b)the Borrower ceases to be the sole limited partner and owner of 99.99% of the Equity Securities in AltaLink and/or AltaLink Management Ltd. ceases to be the sole general partner and the owner of .01% of the Equity Securities of AltaLink;
(c)the aggregate revenues and the total Assets of non-wholly owned Subsidiaries of the Borrower exceed 10% of the revenue and net tangible total Assets of the Borrower and its Subsidiaries. The parties agree that for the purposes of this paragraph (c) (and paragraph 5 of the Certificate of Compliance and Section 10.16(a)), AltaLink shall be deemed to be a wholly owned Subsidiary of the Borrower so long as (i) the representations and warranties in Section 9.1(t)(i) and (ii) remain true and correct, and (ii) Berkshire Hathaway Energy Company

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continues to own (directly or indirectly) 100% of the Equity Securities of AltaLink Management Ltd;
(d)Berkshire Hathaway Energy Company ceases to collectively own (directly or indirectly) at least 51% of voting and economic interest in the Borrower, unless at the closing of a transaction wherein Berkshire Hathaway Energy Company will own (directly or indirectly) less than 51% of the voting and economic interest in of the Borrower, the Borrower has delivered to the Lenders confirmations taking such transaction into account from S&P and DBRS that the senior unsecured debt ratings of the Borrower shall not be lower than BBB- or BBB(low).
“Claim” shall have the meaning set out in Section 7.6.
“Commercial Paper Program” shall have the meaning ascribed thereto in the Master Trust Indenture.
“Commitment” means in respect of each Lender from time to time, the covenant to make Advances to the Borrower of the Lender’s Applicable Percentage of the Committed Amount and, where the context requires, the maximum amount of Advances which such Lender has covenanted to make, as recorded on the Register maintained by the Agent referred to in Section 20.1(c) and as also set forth on Schedule 6 or in the most recent Assignment and Assumption executed by such Lender, as such amount may be reduced pursuant to this Agreement.
“Committed Amount” means three hundred million Canadian Dollars (Cdn $300,000,000), including as such amount may be cancelled pursuant to Section 2.2 or otherwise reduced pursuant to this Agreement.
“Conforming Changes” means, with respect to the use or administration of a Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of Borrowing Notices or prepayment notices, the applicability and length of lookback periods, the applicability of Section 6.1(b) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Assets” means, at any time, the total Assets of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

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“Consolidated Total Capitalization” means at any time, the sum of (i) Consolidated Unitholder Equity at such time, plus (ii) Consolidated Total Debt at such time, plus (iii) the principal amount of all outstanding Preferred Securities in each case determined on a consolidated basis for the Borrower in accordance with GAAP.
“Consolidated Total Debt” means, the following, as at any date calculated on a consolidated basis for the Borrower and its Subsidiaries, without duplication:
(a)the aggregate principal amount of all obligations of the Borrower and its Subsidiaries for borrowed money (other than obligations arising out of the issuance of any Refunding Bonds (as such term is defined in the Master Trust Indenture) during such period of time as the Indebtedness to be repaid by the Refunding Bonds continues to be outstanding), including contingent reimbursement obligations in respect of Documentary Credits and other instruments, and including all capitalized interest and other similar amounts required to be paid at maturity on obligations for borrowed money, but excluding Preferred Securities issued by the Borrower and its Subsidiaries;
(b)the aggregate principal amount of all obligations issued or assumed by the Borrower and its Subsidiaries in connection with their acquisition of property in respect of the deferred purchase price of that property;
(c)all Capital Lease Obligations and Purchase Money Obligations;
(d)all Indebtedness outstanding under any Commercial Paper Program; and
(e)all Guarantees of any of the foregoing.
“Consolidated Unitholder Equity” means, at any time, the consolidated unitholder equity appearing on the consolidated balance sheet of the Borrower at such time.
“Contaminant” means any pollutant, dangerous, toxic or Hazardous Substance or waste of any description whatsoever, hazardous materials or contaminants, all as defined in any Environmental Law, but excludes cleaning and related products used in the operation and maintenance of the Business which are normally used by reasonable professional operators of similar businesses.
“Control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have corresponding meanings.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Loans” means Term CORRA Loans and Daily Compounded CORRA Loans.

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“Credit Facility” means the credit facility established by the Lenders in favour of the Borrower pursuant to Section 2.1.
“Credit Parties” means the Borrower and the General Partner.
“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a five (5) Business Day lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA; and provided that if Daily Compounded CORRA as so determined shall be less than the Floor, then Daily Compounded CORRA shall be deemed to be the Floor.
“Daily Compounded CORRA Adjustment” means (i) a percentage equal to 0.29547% for an Interest Period of one-month’s duration, and (ii) a percentage equal to 0.32138% for an Interest Period of three-months’ duration.
“Daily Compounded CORRA Loan” means any Loan in Canadian Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the Daily Compounded CORRA.
“DBRS” means Dominion Bond Rating Service Limited and its successors for so long as it shall perform the functions of a securities rating agency.
“Default” means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
“Demand Date” means any date that repayment of Accommodation or any other amount outstanding under this Agreement is demanded under ARTICLE 12.
“Depreciation and Amortization Expense” means with respect to the Borrower, for any period, depreciation and amortization expense of the Borrower that is included as a deduction in the calculation of Net Income for such period, determined on a unconsolidated basis in accordance with GAAP.
“Distribution” means, with respect to any Person, any payment by such Person (i) of any dividends on any of its Equity Securities, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any of its Equity Securities or any warrants, options or rights to acquire any such shares, or the making by such Person of any other distribution

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in respect of any of its Equity Securities, (iii) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any Indebtedness of such Person ranking in right of payment subordinate to any liability of such Person under the Loan Documents, (iv) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any indebtedness of such Person to a shareholder or partner of such Person or to an Affiliate of a shareholder or partner of such Person, or (v) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of such Person or to any director or officer thereof, other than management fees paid in the ordinary course of business, not to exceed $5,000,000 in aggregate in any Fiscal Year.
“Documentary Credit” means a letter of credit or a letter of guarantee issued or to be issued by a Documentary Credit Lender for the account of Borrower pursuant to ARTICLE 3, as the same may be amended, supplemented, extended or restated from time to time.
“Documentary Credit Lenders” means, in the singular, Royal Bank of Canada or any other Lender selected by Borrower which is willing to issue Documentary Credits and, collectively, means all such Documentary Credit Lenders.
“EBITDA” means, with respect to the Borrower, on an unconsolidated basis, for any period, the Net Income of the Borrower for such period (a) increased, to the extent deducted in calculating Net Income for such period, by the sum of (i) Interest Expense for such period, (ii) Income Tax Expense for such period, (iii) Depreciation and Amortization Expense for such period and (iv) any other non-cash items decreasing Net Income for such period, and (b) decreased, to the extent included in calculating Net Income for such period, by the sum of (i) non-cash items relating to consolidated foreign exchange gains on debt and related foreign exchange contracts increasing Net Income for such period, and (ii) any other non-cash items increasing Net Income for such period, provided that any amounts which were included in Net Income and which represent the Borrower’s share of the net income of AltaLink which was available for distribution to the Borrower during the applicable period shall not be deducted for the purpose of this paragraph (b)(ii).
“Effective Date” means the date of this Agreement.
“Eligible Assignees” means any Person (other than a natural person, any Credit Party or any Affiliate of a Credit Party), in respect of which any consent that is required by Section 20.1(b)has been obtained.
“Environmental Adverse Effect” means one or more of the following in connection with an Environmental Matter:
(a)impairment or adverse alteration of the quality of the natural environment for any use that can be made of it by humans, or by any animal, fish or plant that is useful to humans;

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(b)injury or damage to property or to plant or animal life;
(c)harm or material discomfort to any Person;
(d)an adverse effect on the health of any Person;
(e)impairment of the safety of any Person;
(f)rendering any property or plant or animal life unfit for human use;
(g)loss of enjoyment of normal use of property; and
(h)interference with the normal conduct of business.
“Environmental Approvals” means all applicable permits, licences, authorizations, consents, directions or approvals required by Governmental Authorities pursuant to the Environmental Laws with respect to the operation of the Business.
“Environmental Laws” means all applicable federal, provincial and local laws, by-laws, rules, regulations, orders, codes and judgments relating to the protection of the environment and public health and safety, and without restricting the generality of the foregoing, includes without limitation those Environmental Laws relating to the storage, transportation, treatment and disposal of Hazardous Substances, employee and product safety, and the Release or threatened Release of Hazardous Substances into the air, surface water, ground water, land surface, subsurface strata or any building or structure and, in each such case, as such Environmental Laws may be amended or supplemented from time to time.
“Environmental Liability” means any liability of the Borrower under any Environmental Laws or any other applicable law for any adverse impact on the environment, health or safety, including the Release of a Hazardous Substance, and any liability for the costs of any clean-up, preventative or other remedial action including costs relating to studies undertaken or arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any Governmental Authority to prevent or minimize any actual or threatened Release by the Borrower of any Hazardous Substance.
“Environmental Matter” means any past, present or future activity, event or circumstance in respect of the environment, health or safety including the Release of any Hazardous Substance including any substance which is hazardous to Persons, animals, plants, or which has a detrimental effect on the soil, air or water, or the generation, treatment, storage, use, manufacture, holding, collection, processing, treatment, presence, transportation or disposal of any Hazardous Substances.
“Environmental Proceeding” means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, including any environmental Governmental Authority, with respect to or threatened against or affecting the Borrower or relating to the assets or liabilities of the Borrower or any of their respective operations,

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in connection with any Environmental Laws, Environmental Matter or Environmental Liability.
“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, options or other rights exchangeable for or convertible into any of the foregoing.
“Equivalent Amount” means, with respect to any two currencies, the amount obtained in one such currency when an amount in the second currency is translated into the first currency using the Spot Rate between such currencies on the Business Day for which such computation is made.
“Event of Default” shall have the meaning specified in Section 12.1.
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Credit Party hereunder or under any Loan Document, (a) taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 13.3(b), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing, or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is imposed or assessed other than in respect of an Accommodation that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 13.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such withholding tax pursuant to 13.2(a). For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.
“Face Amount” means in respect of a Documentary Credit, the maximum amount which the Documentary Credit Lender is contingently liable to pay the Beneficiary.

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“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules, guidance or practices by any jurisdiction to implement the foregoing.
“Financial Instrument Obligation” means the obligation under any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, commodity future, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing. The amount of any Financial Instrument Obligation is the net amount due to or accruing due under the agreement governing such obligation, determined by marking the obligation to market at the time of determination in accordance with its terms.
“Fiscal Quarter” means, in respect of the Borrower, a period of three consecutive months in each Fiscal Year ending on March 31, June 30, September 30 and December 31, as the case may be, of such year, or such other fiscal quarter as the Lenders may agree to.
“Fiscal Year” shall mean with respect to the Borrower, a 12-month period commencing on the first day of January of each calendar year, or such other fiscal year as the Lenders may agree to.
“Floor” means a rate of interest equal to 0%.
“Foreign Lender” means any Lender that is not resident for income tax or withholding tax purposes under the laws of the jurisdiction in which the Borrower is resident for tax purposes on the date hereof and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” means (i) generally accepted accounting principles as approved by the Canadian Institute of Chartered Accountants or any successor institute from time to time, including those set out in the CPA Canada Handbook, or (ii) IFRS, if the Borrower has adopted IFRS, subject at all times to the application of Section 1.5.

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“General Partner” means AltaLink Investment Management Ltd., a corporation incorporated under the Business Corporations Act (Alberta), in its capacity as general partner of the Borrower, and its permitted successors and permitted assigns in such capacity.
“Governmental Approvals” means any authorization, order, permit, approval, grant, licence, consent, right, privilege, certificate or the like which may be issued or granted by law or by rule, regulation, policy or directive of any Governmental Authority now or hereafter required in connection with the use, management, maintenance and operation of the Business by the Borrower and its Subsidiaries.
“Governmental Authority” means with respect to any Person, any (i) international tribunal, agency, body, commission or other authority, any government, executive, parliament, legislature or local authority, or any governmental body, ministry, department or agency or regulatory authority, court, tribunal, commission or board of or within Canada or any foreign jurisdiction, or any political subdivision of any thereof or any authority having jurisdiction therein or (ii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, which in each case, has jurisdiction over a specified Person or its property and assets under the laws of the jurisdiction in which that Person or its property and assets are located.
“Guarantee” means, with respect to a Person, any obligation (other than an endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation incurred through an agreement, contingent or otherwise, by such Person:
(a)to purchase such Indebtedness or obligation or any property or assets constituting security therefor;
(b)to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital, net worth or other balance sheet condition of the primary obligor, or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;
(c)to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or
(d)otherwise to assure or indemnify the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof.
For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness shall be deemed, without duplication, to be equal to the principal

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amount of such Indebtedness and any capitalized interest thereon (and any other amount which becomes due and owing in respect thereof) which has been guaranteed, and a Guarantee in respect of any other obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation.
“Hazardous Substance” means any contaminant, pollutant or substance that is likely to cause immediately, or at some future time, harm or degradation to the environment or risk to human health or safety, and without restricting the generality of the foregoing, includes without limitation any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law or industry standard, or which is present in the environment in such quantity or state that it contravenes any Environmental Law.
“IFRS” means at any given date, International Financial Reporting Standards, which include standards and interpretations adopted by the International Accounting Standards Board (IASB), applied on a consistent basis.
“Income Tax Expense” shall mean, with respect to the Borrower for any fiscal period, the aggregate of all taxes on the income of the Borrower for such period, whether current or deferred, determined on an unconsolidated basis in accordance with GAAP.
“Indebtedness” of any Person means, at any time, (without duplication),
(a)the aggregate principal amount of all obligations of that Person for borrowed money (other than Obligations arising out of the issuance of any Refunding Bonds (as such term is defined in the Master Trust Indenture) during such period of time as the Indebtedness to be repaid by the Refunding Bonds continues to be outstanding), including obligations with respect to contingent reimbursement obligations in respect of letters of credit and other instruments, and including all capitalized interest and other similar amounts required to be paid at maturity on obligations for borrowed money, but excluding Preferred Securities issued by that Person;
(b)the aggregate principal amount of all obligations issued or assumed by that Person in connection with its acquisition of property in respect of the deferred purchase price of that property;
(c)all Capital Lease Obligations and the aggregate principal amount of all Purchase Money Obligations of that Person;
(d)the amount of any Mark-to-Market Exposure with respect to any Financial Instrument Obligations of that Person;
(e)the principal amount of all borrowed money outstanding from time to time under any Commercial Paper Program;

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(f)the principal amount of all borrowed money outstanding from time to time which constitutes Subordinated Debt (as such term is defined in the Master Trust Indenture); and
(g)all Guarantees of that Person in respect of any of the foregoing;
in each case expressed in Canadian Dollars and, with respect to any amount which is expressed in any other currency, the Canadian Dollar amount thereof shall be the Equivalent Amount at the time of determination. For greater certainty: (i) the capitalization of interest or other similar amounts payable at maturity on existing Indebtedness shall not be treated as the incurrence of Indebtedness, and (ii) the aggregate amount of all regulatory liabilities and asset retirement obligations shall not be treated as Indebtedness.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Interest Expense” shall mean, with respect to the Borrower for any fiscal period, interest expense and payments made in respect of Capital Lease Obligations, determined on an unconsolidated basis in accordance with GAAP, and which shall exclude amortization of financing fees.
“Interest Payment Date” means (a) with respect to any Term CORRA Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part; and (b) with respect to any Daily Compounded CORRA Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means, (a) with respect to each Term CORRA Loan, the initial period (subject to availability) of one (1) month or three (3) months commencing on and including the date specified in the Borrowing Notice is made, applicable to such Term CORRA Loan and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one (1) month or three (3) months as selected by the Borrower and notified to the Administrative Agent in writing commencing on and including the last day of the prior Interest Period; and (b) with respect to each Daily Compounded CORRA Loan, the initial period (subject to availability) of approximately one (1) month or three (3) months commencing on and including the date on which a Borrowing, rollover or is made, as the case may be, applicable to such Daily Compounded CORRA Loan and ending on and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one (1) month or three (3) months commencing on and including the last day of the prior Interest Period; provided however that:
(i)in the case of the rollover, the last day of each Interest Period shall also be the first day of the next Interest Period;
(ii)the last day of each Interest Period shall be a Business Day and if not, the Borrower shall be deemed to have selected an Interest Period the last day of which is the first Business Day following the last day of the Interest Period

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selected by the Borrower, unless such first Business Day is in a succeeding calendar month, in which case, the last day of such Interest Period shall be the immediately preceding Business Day; and
(iii) notwithstanding any of the foregoing, the last day of each Interest Period shall be on or before the Maturity Date.
“Insurance Proceeds” means insurance proceeds or other awards payable to the Borrower or any of its Subsidiaries in connection with the loss, destruction or condemnation of any property or assets of such Person, net of reasonable costs, fees and expenses for repairing or replacing any such property or assets.
“Investments” means, in respect of any Person, any advance, loan, guarantee or other extension of credit or capital contribution (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property, money or assets) in, to or in respect of any other Person, and, for greater certainty, includes any Indebtedness of any other Person guaranteed by such Person.
“Issue” means an issue of a Documentary Credit by the Documentary Credit Lender pursuant to Article 3.
“Issue Notice” has the meaning given to it in Section 3.2(a).
“Lenders” means RBC and all other financial institutions from time to time that have become a Lender in accordance with this Agreement and the Documentary Credit Lender and “Lender” means any one of them.
“Lien” means any mortgage, lien, pledge, assignment, charge (whether floating or fixed), security, title retention agreement intended as security, hypothec, execution, seizure, attachment, garnishment or other similar encumbrance and any other arrangement which has the effect of creating an interest in property to secure payment or performance of an obligation including, without limitation, any Lien granted by the Borrower in favour of the Agent and Lenders designated as being secured, pursuant to the Master Trust Indenture and/or a Supplemental Indenture.
“Loan” means the amount of Canadian Dollars advanced by a Lender or Lenders to the Borrower on any Borrowing Date pursuant to a Borrowing Notice or as otherwise provided herein and includes a Prime Rate Loan, a Term CORRA Loan, and a Daily Compounded CORRA Loan.
“Loan Documents” means this Agreement, any Documentary Credit documents, the Master Trust Indenture and the Third Supplemental Indenture, the Senior Pledged Bond, Series 2, the Bond Delivery Agreement and all other documents, certificates, fee letters, instruments and agreements to be executed and delivered to the Agent or the Lenders by any Credit Party as contemplated hereunder and thereunder or any one or more of such documents.

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“Majority Lenders” means, (i) where there are less than three Lenders, all Lenders and (ii) at any other time, Lenders having, in the aggregate, Applicable Percentages of a minimum of 66.7% of the Committed Amount.
“Mark-to-Market Exposure” means, at any time, the negative net marked to market amount, if any, that would be carried in the accounts of the Borrower at such time as a liability in accordance with GAAP.
“Master Trust Indenture” means the trust indenture dated as of the 21st day of November, 2005 among the Borrower, the General Partner and BNY Trust Company of Canada, as trustee, as such agreement may be amended and supplemented from time to time.
“Material Adverse Change” means a change in the business, operations, results of operations, Assets, liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” means a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or on the validity or priority of any Lien held by the Agent, or an event which results in an Event of Default and includes an Environmental Adverse Effect which constitutes or results in any of the foregoing effects.
“Material Agreement” means, collectively (i) the agreements specified by the Borrower in Schedule 10; and (ii) any other agreement of the Borrower or any of its Subsidiaries the breach, non-performance or cancellation of which or the failure of which to renew could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means, in respect of each Lender, unless otherwise accelerated as provided in this Agreement, December 15, 2026, as such date may be extended by such Lender in its sole discretion pursuant to Section 6.2(b), in which case, the Maturity Date in respect of such Lender shall be the date agreed to by such Lender pursuant to Section 6.2(b).
“Net Income” means, with respect to the Borrower for any period, the net income (loss) of the Borrower for such period, determined on an unconsolidated basis in accordance with GAAP, provided there shall be excluded therefrom (i) after-tax gains or losses from assets sales or abandonments or reserves relating thereto; (ii) after-tax items classified as extraordinary or non-recurring gains or losses; (iii) gains or losses from write-ups or write-downs of Assets; and (iv) net income (loss) from discontinued operations or the sale of discontinued operations.
“Non-AltaLink Subsidiary” means, individually, any Subsidiary of the Borrower other than AltaLink and its Subsidiaries, and “Non-AltaLink Subsidiaries” means all such Subsidiaries of the Borrower.
“Notice of Extension” shall have the meaning specified in Section 6.2(b).

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“Notice of Repayment” has the meaning given to it in Section 6.1(a).
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant” has the meaning specified in Section 20.1(d).
“Permitted Investment” means any Investment made by the Borrower:
(a)in AltaLink and its present and future Subsidiaries;
(b)in any Wholly-Owned Subsidiary of the Borrower (other than AltaLink) or in any Non-AltaLink Subsidiary in conjunction with an Acquisition made by the Borrower and permitted by Section 10.18 of this Agreement or other Investments in such Subsidiaries (and provided for greater certainty that the aggregate amount of all such Investments in any Fiscal Year together with the amount of Acquisitions under Section 10.18 in any Fiscal Year shall not exceed the aggregate amount permitted by Section 10.18); and
(c)other Investments related to the Business to a maximum aggregate amount of $10,000,000, provided however that the Borrower and its Subsidiaries may not make any Investment in respect of any activities covered in paragraph (g) of the definition of Business.
“Permitted Lien” means, in connection with the Borrower and any Non-AltaLink Subsidiary:
(d)any Purchase Money Mortgage or Lien granted with respect to a Capital Lease Obligation, provided that the total Indebtedness secured by such Purchase Money Mortgages and Liens shall not exceed ten million dollars ($10,000,000) at any time;
(e)any Lien for taxes, assessments, government charges or claims not yet due or that are being contested in good faith and in respect of which appropriate provision is made in the Borrower’s consolidated financial statements in accordance with GAAP;
(f)any Lien securing appeal bonds or other similar liens arising in connection with court proceedings or contracts, bids or tenders entered into in the ordinary course of business, including, without limitation, surety bonds, security for costs of litigation where required by law, Documentary Credits, or any other instruments serving a similar purpose;

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(g)any Lien or deposit under workers’ compensation, social security or similar legislation or good faith deposits in connection with bids, tenders, leases and contracts entered into in the ordinary course of business or expropriation proceedings, or deposits to secure public or statutory obligations or deposits of cash or obligations to secure surety and appeal bonds;
(h)any Lien or privilege imposed by law, such as builders’, carriers’, warehousemen’s, landlords’, mechanics’ and materialmen’s liens and privileges arising in the ordinary course of business which relate to Indebtedness not yet due or delinquent or the validity or amount of which are being contested in good faith and in respect of which adequate provision for payment has been made; any lien or privilege arising out of judgments or awards with respect to which the Borrower is prosecuting an appeal or proceedings for review and with respect to which it has secured a stay of execution pending that appeal or proceedings for review (provided no Event of Default has resulted therefrom); or undetermined or inchoate Liens and privileges incidental to current operations which have not at such time been filed pursuant to law against the Borrower or the applicable Non-AltaLink Subsidiary or which relate to obligations not due or delinquent; or the deposit of cash or securities in connection with any Lien or privilege referred to in this paragraph (e);
(i)a Lien in cash or marketable debt securities in a sinking fund account established by the Borrower in support of a particular series of bonds under the Master Trust Indenture;
(j)any encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for access, sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions as to the Borrower or any Non-AltaLink Subsidiary’s use of real property or interests therein, which do not in the aggregate materially impair its use in the operation of the Business of such Person;
(k)any right reserved to or vested in any municipality or governmental or other public authority (whether by statutory provision or otherwise) to terminate, purchase assets used in connection with, or require annual or other periodic payments as a condition to the continuance of, any lease, licence, franchise, grant or permit;
(l)any lien or right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;
(m)any Lien granted by the Borrower or the applicable Non-AltaLink Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or other authority in connection with the operations of the Business of the Borrower or applicable Non-AltaLink Subsidiary;

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(n)any reservation, limitation, proviso or condition, if any, expressed in any original grants to the Borrower or the applicable Non-AltaLink Subsidiary from the Crown; and
(o)any extension, renewal, alteration, substitution or replacement, in whole or in part, of any Lien referred to in any of the foregoing paragraphs, provided that the Lien is limited to all or part of the same property that secured the Lien and the principal amount of the secured Indebtedness is not increased by that action.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Preferred Securities” means any securities which on the date of issue by a Person (a) have a term to maturity of more than thirty (30) years; (b) are unsecured and rank subordinate to the unsecured and unsubordinated Indebtedness of that Person outstanding on that date; (c) entitle that Person to satisfy the obligation to pay the principal or face amount by issuing partnership units, limited partnership units or other securities evidencing an ownership interest, (d) entitle that Person to defer the payment of interest for more than four (4) years without causing an event of default to occur, and (e) entitle that Person to satisfy the obligation to make payments of interest by issuing partnership units, limited partnership units or other securities evidencing an ownership interest.
“Prime Rate” means for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate” of the Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (ii) Adjusted Term CORRA having the term of one month plus 100 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to the Borrower or any other Person.
“Prime Rate Loan” means any Loan in Canadian Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the Prime Rate.
“Principal Property” means any of the Borrower’s fixed assets from time to time.
“Purchase Money Mortgage” means any Lien created, issued or assumed by a Person to secure a Purchase Money Obligation of such Person; provided that the Lien is limited only to the assets acquired or constructed (together with all improvements and accessions thereto and proceeds thereof) using the funds advanced to such Person in connection with that Purchase Money Obligation.
“Purchase Money Obligation” means, with respect to any Person, Indebtedness of that Person incurred or assumed to finance the cost, in whole or in part, of the acquisition or construction of any equipment, real property or fixtures, and the cost of installation and

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any improvements thereto, so long as the Indebtedness is incurred or assumed within twenty-four (24) months after the purchase of that equipment, real property or fixture or the completion of that construction, installation or improvement, as the case may be, and includes any extension, renewal or refunding of any of that Indebtedness, so long as the principal amount thereof outstanding on the date of the extension, renewal or refunding is not increased.
“Rating Agency” means DBRS or Standard & Poor’s and any other nationally recognized credit rating agency approved by the Majority Lenders.
“RBC” means Royal Bank of Canada, its successors and permitted assigns.
“Register” has the meaning specified in Section 20.1(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.
“Release” means the method by which a Contaminant comes to be in the environment at large and includes discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing and exhausting, and when used as a noun has a correlative meaning.
“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Remedial Order” means any administrative complaint, direction, order or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring investigation, assessment or remediation or any site or Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated or requiring any form of payment or co-operation be provided to any Governmental Authority.
“Schedule I Bank” means a bank listed on Schedule I under the Bank Act (Canada).
“Schedule II Bank” means a bank listed on Schedule II under the Bank Act (Canada).
“Schedule III Bank” means a bank listed on Schedule III under the Bank Act (Canada).
“Scheduled Unavailability Date” has the meaning specified in Section 2.10.
“Screen Rate” has the meaning specified in Section 2.10.
“Senior Pledged Bond, Series 2” means the Three Hundred and Fifty Million Canadian Dollars (Cdn.$350,000,000) Senior Pledged Bond, Series 2 of the Borrower, issued and certified on December 15, 2010 under the Master Trust Indenture.
“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the

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close of business on the Business Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Business Day, then at approximately close of business on the immediately preceding Business Day,), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Business Day such conversion is to be made in accordance with its normal practice.
“Standard & Poor’s” means Standard & Poor’s Ratings Service and its successors for so long as it shall perform the functions of a securities rating agency.
“Subsidiary” means (a) any corporation of which there is owned, directly or indirectly, by the Borrower and/or by or for any corporation in like relation to the Borrower, voting shares which, in the aggregate, entitle the holders thereof to cast more than fifty per cent (50%) of the votes which may be cast by the holders of the outstanding voting shares of such first mentioned corporation for the election of its directors and includes any corporation in like relation to a Subsidiary; or (b) any other Person of which at least a majority of voting ownership interest is at the time, directly or indirectly, owned by the Borrower and/or by any Person in like relation to the Borrower.
“Successor Rate” has the meaning specified in Section 2.10.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.
“Term CORRA Adjustment” means (i) a percentage equal to 0.29547% for an Interest Period of one-month’s duration, and (ii) a percentage equal to 0.32138% for an Interest Period of three-months’ duration.
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

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“Term CORRA Loan” means any Loan in Canadian Dollars with respect to which interest is calculated under this Agreement for the time being on the basis of the Adjusted Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Third Supplemental Indenture” means the Third Supplemental Indenture between the Borrower, the General Partner and the Trustee dated as of December 15, 2010 and attached hereto as Schedule 8, pursuant to which the Borrower shall issue the Senior Pledged Bond, Series 2, as such indenture may be amended, supplemented or modified from time to time.
“Trustee” means BNY Trust Company of Canada, as trustee under the Master Trust Indenture or any successor thereof.
“Type” means the type of Documentary Credit, being a letter of credit or a letter of guarantee.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisbursed Credit” means, at any time, the excess, if any, of the Committed Amount then in effect over the Canadian Dollar Amount of all Accommodations then outstanding under the Credit Facility.
“Wholly-Owned Subsidiary” means a Subsidiary of the Borrower:
(a)that is a limited partnership,
(i)the Borrower holds all the limited partner interest(s) in such limited partnership and beneficially owns at least 99.9% of the Equity Securities of such limited partnership,
(ii)the sole general partner of such limited partnership is the owner of a 0.1% interest in such limited partnership, and
(iii)no Person has any right or option to purchase or otherwise acquire any of the Equity Securities of such limited partnership Subsidiary; and
(b)that is a corporation or any other Person (other than a limited partnership),
(i)where Berkshire Hathaway Energy Company owns, directly or indirectly, 100% of the issued and outstanding voting shares or voting ownership interest, as applicable, of such corporation or other Person; and
(ii)no Person has any right or option to purchase or otherwise acquire any of the Equity Securities of such Subsidiary.

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1.2References.
The terms “ARTICLE”, “Section”, “subsection” or “paragraph” followed by a number refer to the specified ARTICLE, Section, subsection or paragraph of this Agreement unless otherwise expressly stated or the context otherwise requires. References to contracts, agreements or instruments, unless otherwise specified, are deemed to include all present and future amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments, provided that such amendments, supplements, restatements or replacements to or of such contracts, agreements or instruments have been, if applicable, approved or consented to and otherwise made in accordance with the provisions of this Agreement.
1.3Headings.
The Article or Section or other headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.
1.4Included Words.
Words importing the singular number only shall include the plural and vice versa where the context requires. The word “include” and derivatives thereof means “include without limitation”.
1.5Accounting Terms.
Subject to this Section 1.5, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them by GAAP. The Borrower may adopt new accounting policies from time to time (including with respect to IFRS) whether such adoption is compelled by accounting or regulatory bodies having jurisdiction or at its own discretion. In the event that any changes to accounting policies result in a material change in the calculation of the financial covenants or financial covenant thresholds or terms used in this Agreement or any other Loan Document, the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement or such Loan Document, as applicable, so as to equitably reflect such accounting changes with the desired result that the criteria for evaluating the Borrower’s or any of its Subsidiary’s financial condition, financial covenants, financial covenant thresholds or terms used in this Agreement or any other Loan Document shall be the same after such accounting changes as if such accounting changes had not been made; provided, however, that the agreement of the Majority Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. If the Borrower and the Majority Lenders cannot agree upon the required amendments immediately prior to the date of implementation of any accounting policy change, then all calculations of financial covenant, financial covenant thresholds or terms used in this Agreement or any other Loan Document shall be prepared and delivered on the basis of accounting policies of the Borrower as at the date hereof without reflecting such accounting policy change.

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1.6Time.
Unless otherwise expressly stated, any reference herein to a time shall mean local time in Calgary, Alberta.
1.7Currency.
Unless otherwise specified herein, or the context otherwise requires, all statements of or references to dollar amounts in this Agreement and the Loan Documents shall mean Canadian Dollars.
1.8Certificates and Opinions.
(a)Unless otherwise provided in a particular Schedule to this Agreement, each certificate and each opinion furnished pursuant to any provision of this Agreement shall specify the Section or Sections under which such certificate or opinion is furnished, shall include a statement that the Person making such certificate or giving such opinion has read the provisions of this Agreement relevant thereto and shall include a statement that, in the opinion of such Person, such Person has made such examination and investigation as is necessary to enable such Person to express an informed opinion on the matters set out in the certificate or opinion.
(b)Whenever the delivery of a certificate or opinion is a condition precedent to the taking of any action by the Agent or a Lender or Lenders under this Agreement, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of the Borrower to have such action taken, and each statement of fact contained therein shall be deemed to be a representation and warranty of the Borrower for the purposes of this Agreement.
1.9Amendment and Restatement; No Novation
The parties hereto acknowledge and confirm that this Amended and Restated Credit Agreement does not constitute a novation of the Existing Credit Agreement and that all debts, liabilities and obligations (including without limitation any issued and outstanding Documentary Credits) of the Borrower under the Existing Credit Agreement (i) shall be debts, liabilities and obligations of the Borrower under this Amended and Restated Credit Agreement, (ii) shall remain unaffected, except as amended hereby and (iii) shall constitute “Obligations” for the purposes of the Third Supplemental Indenture and the Senior Pledged Bond, Series 2.
1.10Schedules.
The following are the Schedules attached to and forming part of this Agreement:

Schedule 1	Borrower’s Certificate of Compliance
Schedule 2(A)	Borrowing Notice

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Schedule 2(B)	Notice of Rollover
Schedule 2(C)	Conversion Option Notice
Schedule 3	Notice of Extension
Schedule 4	Form of Issue Notice
Schedule 5	Assignment and Assumption
Schedule 6	Commitments of the Lenders
Schedule 6.1(a)	Form of Notice of Repayment
Schedule 7	Senior Pledged Bond, Series 2
Schedule 8	Third Supplemental Indenture
Schedule 9.1(a)	Credit Party and Subsidiary Information
Schedule 10	Material Agreements

1.11Rates.
The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Prime Rate, Term CORRA, Daily Compounded CORRA, Adjusted Term CORRA, Adjusted Daily Compounded CORRA or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and

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whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 2
AMOUNT AND TERMS OF THE CREDIT FACILITY
2.1Credit Facility.
(a)Subject to and upon the terms and conditions set forth in this Agreement, effective upon the Effective Date, the existing revolving credit facility under the Existing Credit Agreement shall be amended and restated as a revolving term credit facility in the maximum aggregate principal amount equal to three hundred million ($300,000,000.00) and the Lenders hereby agree to establish in favour of the Borrower such revolving term credit facility by way of Prime Rate Loans, Term CORRA Loans, and Daily Compounded CORRA Loans. The Credit Facility shall also include a sub-facility, to the maximum aggregate Canadian Dollar Amount of Ten Million Canadian Dollars (Cdn.$10,000,000), to be provided by the Documentary Credit Lender only by way of Documentary Credits on such terms as are agreed upon between the Borrower and the Documentary Credit Lender. The aggregate Canadian Dollar Amount of all Accommodations outstanding at any time under this Credit Facility shall not exceed the Committed Amount.
2.2Cancellation.
Subject to the provisions of ARTICLE 6, the Borrower may, at any time, by giving not less than two (2) Business Days’ prior written notice of cancellation to the Agent, cancel all or any part of the Undisbursed Credit as designated by the Borrower without penalty, provided that, if it is a part only, the minimum amount cancelled is One Million Canadian Dollars (Cdn.$1,000,000) or any multiples of One Million Canadian Dollars (Cdn.$1,000,000) in excess thereof. Effective on the date of cancellation set out in the applicable notice of cancellation, the Credit Facility and the Committed Amount shall be permanently reduced by the amount of Canadian Dollars stated in the notice of cancellation.
2.3Use of Proceeds.
The proceeds of the Credit Facility shall be used by the Borrower for operating expenses, capital expenditures and working capital needs of the Borrower and AltaLink and their Subsidiaries, and for general corporate purposes including the payment of dividends by the Borrower on its Equity Securities.
2.4Particulars of Borrowings.
(a)Notwithstanding any contrary provision contained in the Loan Documents, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the Loan Documents, as against the parties hereto, the provisions of this Agreement shall prevail.

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(b)No Borrowing from any Lender shall be obtained at any time for any period which would extend beyond the earlier of (i) the date which is 364 days following the Borrowing Date in respect of such Borrowing, and (ii) the Maturity Date of such Lender.
(c)Subject to the provisions hereof, any Accommodation which is repaid at any time prior to the expiry of the Maturity Date may be subsequently re-drawn.
2.5Borrowing Notice.
Whenever the Borrower desires to obtain a Borrowing (other than in the case of a Documentary Credit) it shall give to the Agent prior written notice in the form attached as Schedule 2(A) (Notice of Borrowing), Schedule 2(B) (Notice of Rollover) or Schedule 2(C) (Notice of Conversion), as applicable (each, a “Borrowing Notice”), specifying, as applicable:
(i)the amount and type or types of Accommodation desired; provided that if the type of Accommodation is not specified, then it shall be deemed to be a Prime Rate Loan;
(ii)the details of the account of the Borrower to which payment of the Borrowing is to be wired or otherwise made, if applicable;
(iii)the requested Borrowing Date;
(iv)the term thereof or Interest Period thereof, as applicable; provided that if no Interest Period is specified with respect to any requested Term CORRA Loan, then the Borrower shall be deemed to have selected an Interest Period of one (1) months duration;
(v)if applicable, the Accommodation to be renewed or converted and, where such Accommodation includes any Loan, the interest rate applicable thereto; and
(vi)if such Borrowing includes a Loan, whether it is to be a Prime Rate Loan.
The Borrowing Notice shall be given to the Agent not later than 12:00 p.m. (Toronto, Ontario time):
(i)on the applicable Borrowing Date, if the Accommodation is a new issue or if any such Accommodation to be renewed or drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than Five Hundred Thousand Canadian Dollars (Cdn.$500,000) and multiples of One Hundred Thousand Canadian Dollars (Cdn.$100,000) in excess thereof. In the event such Accommodation causes a Lender to incur costs relating solely to the providing of same day notice, the Borrower shall pay such costs to such Lender immediately upon request therefor;

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(ii)on the third Business Day preceding the applicable Borrowing Date, if the Accommodation is by way of Daily Compounded CORRA Loans and is a new issue or if any such Accommodation to be drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than One Million Dollars (Cdn.$1,000,000 and multiples of One Hundred Thousand Canadian Dollars (Cdn.$100,000) in excess thereof; and
(iii)on the third Business Day preceding the applicable Borrowing Date, if the Accommodation is by way of Term CORRA Loans and is a new issue or if any such Accommodation to be drawn, converted or rolled over has a Canadian Dollar Amount in the aggregate equal to or greater than One Million Dollars (Cdn.$1,000,000) and multiples of One Hundred Thousand Canadian Dollars (Cdn.$100,000) in excess thereof.
In all other cases, the Borrowing Notice shall be given to the party entitled thereto on the applicable Borrowing Date.
Any Borrowing Notice received by the Administrative Agent on any Business Day after 12:00 p.m. (Toronto, Ontario time) shall be deemed to have been given to such party on the next succeeding Business Day, unless otherwise agreed by the Lenders.
2.6Books of Account.
The Administrative Agent is hereby authorized to open and maintain books of account and other books and records evidencing all Loans advanced and repaid and all other amounts from time to time owing by the Borrower to the Lenders under this Agreement including interest, acceptance, Documentary Credits and standby and other fees, and to enter into such books and records details of all amounts from time to time owing, paid or repaid by the Borrower under this Agreement. The Borrower acknowledges, confirms and agrees with the Administrative Agent that all such books and records kept by the Administrative Agent will constitute prima facie evidence of the balance owing by the Borrower under this Agreement; provided, however, that the failure to make any entry or recording in such books and records shall not limit or otherwise affect the obligations of the Borrower under this Agreement. Notwithstanding the foregoing, each Lender is responsible for maintaining its own records as to Advances made by it, and in the event of any inconsistency between such Lender’s and the Administrative Agent’s records, the Administrative Agent’s records shall govern, absent manifest error.
2.7Co-ordination of Prime Rate Loans.
Each Lender shall advance its Applicable Percentage of each Prime Rate Loan in accordance with the following provisions:
(a)the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 2.5, on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender’s Applicable Percentage of any Prime Rate Loan requested by the notice;

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(b)each Lender shall deliver its Applicable Percentage of such Loan to the Agent’s Account at the Branch not later than 11:00 a.m. on the Borrowing Date; and
(c)when the Agent determines that all the conditions precedent to a Borrowing specified in this Agreement have been met or waived, it shall advance to the Borrower the amount delivered by each Lender by wiring such amount to relevant account of the Borrower before 12:00 noon on the Borrowing Date, but if the conditions precedent to the Borrowing are not met or waived by such time, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Loan is advanced.
2.8[Intentionally Deleted].
2.9Certification to Third Parties.
The Agent will promptly provide to the Borrower and third parties at the request of the Borrower a certificate as to the Canadian Dollar Amount of Accommodations outstanding from time to time under this Agreement, and giving such other particulars in respect of the Indebtedness as the Borrower may reasonably request.
2.10[Intentionally Deleted].
2.11Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is Adjusted Daily Compounded CORRA, all interest payments will be payable on the last day of each Interest Period.

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(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans, which are of the type that have a rate of interest determined by reference to the then-current Benchmark, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to, (i) for a Benchmark Unavailability Period in respect of Term CORRA, Daily Compounded CORRA Loans, and (ii) for a Benchmark Unavailability Period in respect of a Benchmark other than Term CORRA, Prime Rate Loans.
ARTICLE 3
DOCUMENTARY CREDITS
3.1Documentary Credits.
The Documentary Credit Lender agrees, on the terms and conditions of this Agreement, to issue Documentary Credits under the Credit Facility only for the account of the Borrower from time to time on any Business Day prior to the Maturity Date in respect of the Documentary Credit Lender.
3.2Procedure for Issue.
(a)Each Issue shall be made on notice substantially in the form of Schedule 4 (an “Issue Notice”) given by the Borrower to the Agent not later than 1:00 p.m. (Toronto time) on three (3) Business Day’s notice. The Issue Notice shall be in substantially the form of Schedule 4 shall be irrevocable and binding on the Borrower and shall specify (i) the requested date of Issue (the “Issue Date”), (ii) the Type of Documentary Credit, (iii) the Face Amount of the Documentary Credit, (iv) the expiration date, and (v) the name and address of the Beneficiary. The Agent shall, upon receipt of an Issue Notice, provide a copy of the Issue Notice to the Documentary Credit Lender and to each other Lender.
(b)Not later than 1:00 p.m. (Toronto time) on the Issue Date, the Documentary Credit Lender shall issue a Documentary Credit completed in accordance with the Issue Notice in the appropriate form. Upon receipt of the Documentary Credits and upon fulfilment of the conditions set forth in ARTICLE 11, the Agent shall deliver the Documentary Credits to or to the order of the Borrower.
(c)No Documentary Credit shall require that payment against a conforming draft be made on the same Business Day upon which the draft was presented, unless such presentation is made before 1:00 p.m. (Toronto time) on such Business Day.
(d)Prior to the Issue Date, the Borrower shall provide a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the

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Documentary Credit Lender, to make payment under the Documentary Credit. The Documentary Credit Lender may require reasonable changes in any such document or certificate.
3.3Form of Documentary Credits.
Each Documentary Credit (i) shall be in Canadian Dollars, (ii) shall be dated the Issue Date (iii) shall have an expiration date on a Business Day which occurs no more than 364 days after the Issue Date (provided, however, no expiration date shall be a date after the Maturity Date), and (iv) shall comply with the definition of Documentary Credit. Without limiting Section 2.1(a), the aggregate of the Canadian Dollar Amount of the Face Amounts of all issued Documentary Credits shall not exceed $10,000,000 at any time.
3.4Reimbursements of Amounts Drawn.
(a)At or before 11:00 a.m. (Toronto time) on the date specified by a Beneficiary as a drawing date under a Documentary Credit, the Borrower shall pay to the Documentary Credit Lender an amount in same day funds equal to the amount to be drawn by the Beneficiary under the Documentary Credit.
(b)If the Borrower fails to pay to the Documentary Credit Lender the amount drawn under any Documentary Credit, the unpaid amount due and payable shall be converted automatically as of such date, and without the necessity for the Borrower to give any Borrowing Notice pursuant to Section 2.5, to a Prime Rate Loan, where the Documentary Credit is denominated in Canadian Dollars, made by the Lenders rateably under the Credit Facility.
3.5Documentary Credit Participation.
(a)Each Lender shall acquire from the Documentary Credit Lender for the Lender’s own account and risk, an undivided interest equal to the Lender’s pro rata share of the Documentary Credit Lender’s obligations and rights under each Documentary Credit together with any amount paid by the Documentary Credit Lender under a Documentary Credit. If an amount is drawn under any Documentary Credit and the Documentary Credit Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement or if the amount is converted to an Advance pursuant to Section 3.4(b), each of the Lenders shall pay to the Documentary Credit Lender, upon demand, an amount equal to such Lender’s pro rata share of the amount which is not so reimbursed or shall acquire its pro rata share of the Advance into which the amount is converted, as the case may be.
(b)If any amount required to be paid by a Lender to the Documentary Credit Lender pursuant to Section (a) is not paid to the Documentary Credit Lender within two Business Days after the date the payment is due, the Lender shall pay to the Documentary Credit Lender, on demand, such amount together with interest, from the date the payment was to be made until the date it is actually made, at the prevailing interbank rate. A certificate of the Documentary Credit Lender,

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submitted to the relevant Lender with respect to any amounts owing under this Section shall be conclusive, absent manifest error.
(c)If, at any time after the Documentary Credit Lender has made a payment under any Documentary Credit and has received from the Lenders their pro rata share of such payment, the Documentary Credit Lender receives a payment in respect of the Documentary Credit (whether directly from the Borrower or otherwise), the Documentary Credit Lender will distribute to the Lenders their pro rata share of such payment; provided, however, if any payment so received by the Documentary Credit Lender shall be required to be returned by the Documentary Credit Lender, each Lender shall return to the Documentary Credit Lender the portion thereof previously distributed to it.
3.6Risk of Documentary Credits.
(a)In determining whether to pay under a Documentary Credit, the Documentary Credit Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Documentary Credit have been delivered and that they comply on their face with the requirements of the Documentary Credit.
(b)The reimbursement obligation of the Borrower under any Documentary Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including (i) any lack of validity or enforceability of a Documentary Credit, (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against a Beneficiary, the Documentary Credit Lender or any other Person, whether in connection with the Loan Documents and the transactions contemplated therein or any other transaction (including any underlying transaction between the Borrower and the Beneficiary), (iii) any certificate or other document presented with a Documentary Credit proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate, (iv) the existence of any act or omission or any misuse of, a Documentary Credit or misapplication of proceeds by the Beneficiary, including any fraud in any certificate or other document presented with a Documentary Credit in each case unless, before payment of a Documentary Credit, (x) the Borrower has delivered to the Documentary Credit Lender a written notice of the fraud together with a written request that it refuse to honour such drawing, (y) the fraud by the Beneficiary has been established to the knowledge of the Documentary Credit Lender so as to make the fraud clear or obvious to the Documentary Credit Lender, and (z) in the case of fraud in the underlying transaction between the Borrower and the Beneficiary, the fraud is of such character as to make the demand for payment by the Beneficiary under the Documentary Credit a fraudulent one, (v) payment by the Documentary Credit Lender under the Documentary Credit against presentation of a certificate or other document which does not comply with the terms of the Documentary Credit, unless such payment

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is inconsistent with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication), or (vi) the existence of a Default or Event of Default.
(c)The Documentary Credit Lender shall not be responsible for (i) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Documentary Credit or the rights or benefits under it or proceeds of it, in whole or in part, which may prove to be invalid or ineffective for any reason, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, facsimile or otherwise, (iii) errors in interpretation of technical terms, (iv) any loss or delay in the transmission of any document required in order to make a drawing, and (v) any consequences arising from causes beyond the control of the Documentary Credit Lender, including the acts or omissions, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Documentary Credit Lender’s rights or powers under this Agreement. Any action taken or omitted by the Documentary Credit Lender under or in connection with any Documentary Credit or the related certificates, if taken or omitted in good faith, shall not put the Documentary Credit Lender under any resulting liability to the Borrower provided that the Documentary Credit Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication).
3.7Fees.
(a)The Borrower shall pay to the Agent, (i) on behalf of the Documentary Credit Lender, a non-refundable fronting fee in respect of each Documentary Credit equal to 0.25% of its Face Amount (the “L/C Fronting Fee”), and (ii) on behalf of each Lender, a fee equal to the Applicable Margin for Documentary Credits of the Face Amount of each Documentary Credit for the period during which the Documentary Credit is outstanding (the “L/C Maintenance Fee”). The L/C Fronting Fee and the L/C Maintenance Fee shall be calculated and payable quarterly in arrears on the first Business Day following the end of each Fiscal Quarter.
(b)The Borrower shall pay to the Documentary Credit Lender, upon the issuance, amendment or transfer of each Documentary Credit issued by the Documentary Credit Lender and each drawing made under it, the Documentary Credit Lender’s standard and prevailing documentary and administrative charges for issuing, amending, transferring or drawing under, as the case may be, Documentary Credits of similar amount, term and risk.
3.8Repayments.
(a)If the Borrower is required to repay the Loans pursuant to ARTICLE 2 or ARTICLE 12, then the Borrower shall pay to the Agent an amount equal to each

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Lender’s contingent liability in respect of (i) any outstanding Documentary Credit, and (ii) any Documentary Credit which is the subject matter of any order, judgment, injunction or other such determination (a “Judicial Order”) restricting payment under and in accordance with such Documentary Credit or extending the Lender’s liability under such Documentary Credit beyond its stated expiration date.
(b)The Documentary Credit Lender shall, with respect to any Documentary Credit, upon the later of:
(i)the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Lender from paying under such Documentary Credit; and
(ii)the earlier of (i) the date on which either (x) the original counterpart of the Documentary Credit is returned to the Documentary Credit Lender for cancellation, or (y) the Documentary Credit Lender is released by the Beneficiary from any further obligations, and (ii) the expiry (to the extent permitted by any applicable law) of the Documentary Credit, pay to the Borrower an amount equal to the difference between the amount paid to the Documentary Credit Lender pursuant to Section 3.8(a) and the amounts paid by the Documentary Credit Lender under the Documentary Credit.
3.9Documentary Credits Outstanding Upon Default.
If any Documentary Credits are outstanding upon the occurrence of an Event of Default, the Borrower shall immediately pay to the Agent for the account of the Documentary Credit Lender an amount (the “Documentary Credit Deposit Amount”) equal to the undrawn principal amount of the Documentary Credits. The Documentary Credit Deposit Amount shall be held by the Agent in an interest bearing account to be applied on any drawing by a Beneficiary and shall constitute “Obligations” under the Third Supplemental Indenture. If no drawing is made in respect of a Documentary Credit prior to its expiry date, the Documentary Credit Deposit Amount applicable thereto and any accrued interest thereon, or such part thereof as has not been paid out, shall be returned to the Borrower promptly following the expiry or cancellation of the Documentary Credit.
ARTICLE 4
INTEREST
4.1Interest on Loans.
(a)Prime Rate Loans. Each Prime Rate Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) from and including the Borrowing Date for such Loan to, but not including, the date of repayment of such

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Loan on the unpaid principal amount of such Loan at a nominal rate per annum equal to the Prime Rate plus the Applicable Margin, which shall, in each case, change automatically without notice to the Borrower as and when: (i) the Prime Rate shall change so that at all times the rates set forth above shall be the Prime Rate then in effect; and (ii) the Applicable Margin shall change so that at all times the Applicable Margin shall be computed on the basis of the actual rating of the Borrower then in effect. Interest on each Prime Rate Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month; provided, however, that interest on overdue interest shall be payable on demand.
(b)Term CORRA Loans. Each Term CORRA Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) during each Interest Period at a rate per annum equal to Adjusted Term CORRA, plus the Applicable Margin then in effect, which shall, in each case, change automatically without notice to the Borrower as and when Adjusted Term CORRA shall change so that at all times the rates set forth above shall be the Adjusted Term CORRA then in effect. Interest on each Term CORRA Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Term CORRA Loans shall be payable in arrears on each Interest Payment Date for such Loan; provided, however, that interest on overdue interest shall be payable on demand. In the event of any conversion of any Term CORRA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(c)Daily Compounded CORRA Loans. Each Daily Compounded CORRA Loan shall bear interest (both before and after demand, maturity, default and, to the extent permitted by law, judgment, with interest on overdue interest at the same rate) during each Interest Period at a rate per annum equal to Adjusted Daily Compounded CORRA, plus the Applicable Margin then in effect, which shall, in each case, change automatically without notice to the Borrower as and when Adjusted Daily Compounded CORRA shall change so that at all times the rates set forth above shall be the Adjusted Daily Compounded CORRA then in effect. Interest on each Daily Compounded CORRA Loan shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Interest in respect of outstanding Daily Compounded CORRA Loans shall be payable in arrears on each Interest Payment Date for such Loan; provided, however, that interest on overdue interest shall be payable on demand. In the event of any conversion of any Daily Compounded CORRA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

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4.2[Intentionally Deleted].
4.3Interest on Overdue Amounts.
The Borrower will on demand pay interest to the Agent on all amounts (other than as provided in Section 4.1) payable by the Borrower pursuant to this Agreement that are not paid when due at the Prime Rate plus 2% per annum, in the case of amounts payable in Canadian Dollars, calculated daily and compounded monthly from the date of payment until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment), with interest on overdue interest at the same rate.
4.4Other Interest.
The Borrower shall pay interest on all amounts payable hereunder at the rate specified herein or, if no rate is specified, at the Prime Rate plus the Applicable Margin calculated daily and compounded monthly, from the date due until paid in full (both before and after demand, maturity, default and, to the extent permitted by law, judgment).
4.5Interest Act (Canada).
For the purpose of the Interest Act (Canada), the yearly rate of interest to which interest calculated on the basis of a year of 360 or 365 days is equivalent is the rate of interest as so determined multiplied by the actual number of days in such year divided by 360 or 365, respectively.
The Borrower and the General Partner acknowledge and confirm that this Section 4.5 satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under this Agreement and that each of the Borrower and the General Partner is able to calculate the yearly rate or percentage of interest payable under this Agreement based upon the methodology set out in this Section 4.5. The Borrower and the General Partner each agree not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement, that the interest payable hereunder and the calculation of interest herein have not been adequately disclosed to them, whether pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.
4.6Deemed Reinvestment Principle.
For the purpose of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
4.7Maximum Return.
It is the intent of the parties hereto that the return to the Lenders pursuant to this Agreement shall not exceed the maximum return permitted under the laws of Canada and if the return to the Lenders would, but for this provision, exceed the maximum return permitted under the laws of Canada, the return to the Lenders shall be limited to the maximum return permitted under the

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laws of Canada and this Agreement shall automatically be modified without the necessity of any further act or deed to give effect to the restriction on return set forth above.
4.8Inability to Determine CORRA Rates
(a)Subject to Section 2.11, if, on or prior to the first day of any Interest Period for any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term CORRA” or “Adjusted Daily Compounded CORRA”, as applicable, cannot be determined pursuant to the definition thereof, for reasons other than a Benchmark Transition Event, or
(ii)the Majority Lenders determine that for any reason in connection with any request for a Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, or a conversion thereto or a continuation thereof that Term CORRA or Daily Compounded CORRA, as applicable, for any requested Interest Period with respect to a proposed Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent,
(b)the Administrative Agent will promptly so notify the Borrower and each Lender.
(c)Upon delivery of such notice by the Administrative Agent to the Borrower under Section 4.8(a), any obligation of the Lenders to make Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, and any right of the Borrower to continue Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or to convert Prime Rate Loans to Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, shall be suspended (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice.
(d)Upon receipt of such notice by the Administrative Agent to the Borrower under 4.8(a)2.11(a), (i)(x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Interest Periods); (y) in respect of Term CORRA Loans, the Borrower may elect to convert any such request into a request for a Borrowing of or conversion to Daily Compounded CORRA Loans; or, failing such revocation or election, (z) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Prime Rate Loans, in the amount specified therein

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and (ii) (x) in respect of Term CORRA Loans, the Borrower may elect to convert any outstanding affected Term CORRA Loans at the end of the applicable interest Period, into Daily Compounded CORRA Loans, and (y) otherwise, or failing such election, any outstanding affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, will be deemed to have been converted, at the end of the applicable Interest Period, into Prime Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 6.1(b).
ARTICLE 5
FEES
5.1Commitment Fee.
The Borrower shall pay to the Agent a commitment fee in Canadian Dollars so long as the Agent has not demanded or the Lenders have not ceased to make advances under Section 12.2, calculated in accordance with the Applicable Margin on the amount of the Undisbursed Credit in existence during the period of calculation and as adjusted automatically upon any change thereof. Accrued commitment fees shall be calculated quarterly and be due and payable quarterly in arrears on the first Business Day after the end of each quarter of each Fiscal Year of the Borrower.
5.2Basis of Calculation of Fees.
The fees payable under Sections 3.7 and 5.1 with respect to any period shall be calculated on the basis of the actual number of days in such period divided by 365 or 366 days, as the case may be.
ARTICLE 6
PAYMENT
6.1Voluntary Repayment of Outstanding Accommodation.
(a)Repayments. Subject to Section 6.1(b), the Borrower shall have the right to voluntarily repay outstanding Accommodations from time to time on any Business Day without premium on the terms and conditions set forth in this Section:
(i)With respect to any voluntary repayment of an Accommodation, unless the Agent with the consent of the Lenders otherwise approves, the Canadian Dollar Amount of Accommodation included in such repayment shall be Two Million Five Hundred Thousand Canadian Dollars (Cdn.$2,500,000) or whole multiples of One Hundred Thousand Canadian Dollars (Cdn.$100,000) or the entire amount of that type of Accommodation outstanding, and the Borrower shall give the Agent a written notice of repayment substantially in the form of Schedule 6.1(a) (a “Notice of Repayment”), specifying the amount, the type or types of

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Accommodation to be included in the repayment (and where such Accommodation includes any Loan, the interest rate applicable thereto) and the applicable voluntary repayment date, which notice shall be irrevocable by the Borrower. The Notice of Repayment shall be given to the Agent not later than 10:00 a.m.:
(A)on the second Business Day preceding the applicable repayment date in the case of Loans with a Canadian Dollar Amount in the aggregate equal to or greater than Two Million Five Hundred Thousand Canadian Dollars (Cdn.$2,500,000).
(ii)In all other cases, Notice of Repayment shall be given on the applicable repayment date.
(iii)Any Notice of Repayment received by the Agent on any Business Day after 11:00 a.m. shall be deemed to have been given to the Agent on the next succeeding Business Day.
(iv)On the applicable voluntary repayment date, the Borrower shall pay to the Agent for the account of the Lenders, the amount of any Accommodation that is subject to the repayment, together with all interest and other fees and amounts accrued, unpaid and due in respect of such repayment; provided, however, that accrued interest will not be repayable prior to the applicable interest payment date in Section 4.1 in respect of Prime Rate Loans unless the full balance outstanding thereunder is voluntarily repaid.
(b)Compensation for Losses. In the event of (a) the payment of any principal of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, prior to the last day of an Interest Period, (b) the conversion of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, other than on the last day of the Interest Period, (c) the failure to borrow, convert, continue or prepay any Revolving Loan, or Term Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term CORRA Loan or Daily Compounded CORRA Loan, as applicable, other than on the last day of the Interest Period as a result of a request by the Borrower pursuant to Section 7.7, then, in any such event, the Borrower shall, after receipt of a written request by the Administrative Agent, on behalf of any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event by making payment to the Administrative Agent, and the Administrative Agent shall provide such payment to the relevant Lender. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt of such demand.

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6.2Repayment on Maturity Date and Extension.
(a)Subject to the provisions of this Agreement and to this Section, the Borrower shall repay in full all outstanding Accommodations to each Lender on the Maturity Date of such Lender, together with all interest, fees and other amounts payable hereunder on the Maturity Date of such Lender, in each case, to the Agent for the account of the applicable Lender(s), and the Commitment of such Lender shall be permanently cancelled and the aggregate Committed Amount shall be permanently cancelled by a corresponding amount.
(b)By notice in writing to the Agent in the form of Schedule 3 (a “Notice of Extension”) given not more than 90 and not less than 45 days prior to each anniversary date of the date of this Agreement, the Borrower may request each Lender to extend the Maturity Date of such Lender for an additional period of 365 days. The Lenders agree that they shall give or withhold their consent in a timely manner so that the Agent may provide a response to the Borrower to the Notice of Extension within thirty (30) days from the date of such receipt, provided that the decision of any Lender to extend the Maturity Date in respect of such Lender shall be at the sole discretion of such Lender. The Borrower shall be entitled to replace any Lender which dissents in response to the Notice of Extension (a “Dissenting Lender”) with another existing Lender or Lenders without the consent of any of the remaining Lenders; or to replace a Dissenting Lender with any financial institution which is not an existing Lender with the consent of the Agent and the Documentary Credit Lender, such consent not to be unreasonably withheld. The Borrower shall be entitled, with the unanimous consent of the Lenders who have agreed to extend, to permanently cancel the Commitment of any Dissenting Lender and repay such Dissenting Lender, at which time the Committed Amount shall be permanently reduced by the amount of such Commitment.
6.3Excess Accommodations.
In addition to the other repayment rights, obligations or options set forth in this Article, if the aggregate Canadian Dollar Amount of all Accommodations outstanding under the Credit Facility at any time exceeds the Committed Amount, the Borrower shall immediately upon request of the Agent repay such excess.
6.4Illegality.
Notwithstanding any other provision of this Agreement, if the making or continuation of any Accommodation shall have been made unlawful or prohibited due to compliance by any of the Agent and the Lenders in good faith with any change made after the date hereof in any law or governmental rule, regulation, guideline or order, or in any interpretation or application of any law or governmental rule, regulation, guideline or order by any competent authority, or with any request or directive (whether or not having the force of law) by any central bank, reserve board, superintendent of financial institutions or other comparable authority made after the date hereof, then the Agent will give notice thereof to the Borrower which shall repay such Accommodation within a reasonable period or such shorter period as may be required by law. During the

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continuation of any such event the Lenders will have no obligation under this Agreement to make or continue any Accommodation affected thereby.
ARTICLE 7
PAYMENTS AND INDEMNITIES
7.1Payments on Non-Business Days.
Unless otherwise provided herein, whenever any payment to be made under this Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest or fees shall be payable at the appropriate rate during such extension.
7.2Method and Place of Payment.
Unless otherwise provided herein, all payments made by the Borrower to the Agent under this Agreement will be made not later than 2:00 p.m. on the date when due, and all such payments will be made in immediately available funds. Any amounts received after that time shall be deemed to have been received by the Agent on the next Business Day.
7.3Net Payments.
All payments by the Borrower under this Agreement shall be made without set-off or counterclaim or other deduction and without regard to any equities between the Borrower and the Agent or any of the Lenders or any other Person and free and clear of, and without reduction for or on account of, any present or future levies, imposts, duties, charges, fees, deductions or other withholdings, and if the Borrower is required by law to withhold any amount, then the Borrower will increase the amount of such payment to an amount which will ensure that the Agent receives the full amount of the original payment.
7.4Agent May Debit Account.
The Agent may debit accounts of the Borrower with the Agent (if any) for any payment or amount due and payable by the Borrower pursuant to this Agreement without further direction from the Borrower to the Agent.
7.5Currency of Payment.
Accommodations shall be repaid by the Borrower to the Agent or a Lender as required under this Agreement in the currency in which such Accommodation was obtained. Any payment on account of an amount payable under this Agreement in a particular currency (the “Proper Currency”) required by any authority having jurisdiction to be made (or which a Lender elects to accept) in a currency (the “Other Currency”) other than the Proper Currency, whether pursuant to a judgment or order of any court or tribunal or otherwise, shall constitute a discharge of the Borrower’s obligations under this Agreement only to the extent of the amount of the Proper Currency which each applicable Lender is able, as soon as practicable after receipt by it of such payment, to purchase with the amount of the Other Currency so received. If the amount of the Proper Currency which a Lender is so able to purchase is less than the amount of the

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Proper Currency originally due to it, the Borrower shall indemnify and hold such Lender harmless from and against all losses, costs, damages or expenses which such Lender may sustain, pay or incur as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order and shall not merge in any order of foreclosure made in respect of any of the security given by the Borrower to or for the benefit of any Lender.
7.6General Indemnity.
The Borrower shall indemnify the Agent and the Lenders and their directors, officers, employees, attorneys and agents against and hold each of them harmless from any loss, liabilities, damages, claims, costs and expenses (including fees and expenses of counsel to the Agent and the Lenders on a solicitor and his own client basis and reasonable fees and expenses of all independent consultants) (each a “Claim”) suffered or incurred by any of them arising out of, resulting from or in any manner connected with or related to:
(a)any Environmental Matter, Environmental Liability or Environmental Proceeding; and
(b)any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which the Agent or Lender may sustain or incur as a consequence of:
(i)failure by the Borrower in proceeding with a Borrowing after the Borrower has given a Borrowing Notice;
(ii)failure by the Borrower in repaying a Borrowing after the Borrower has given a Notice of Repayment;
(iii)any breach, non-observance or non-performance by the Borrower of any of its obligations, covenants, agreements, representations or warranties contained in this Agreement.
The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to any of the Agent and the Lenders at common law or otherwise and this Section shall survive the repayment of the Accommodation and the termination of this Agreement. A certificate of the Lender as to any such loss or expense, providing details of the calculation of such loss or expense, shall be prima facie evidence.

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7.7[Intentionally Deleted].
ARTICLE 8
SECURITY
8.1Security.
As general and continuing security for the due payment and performance of all present and future indebtedness, liabilities and obligations of the Borrower to the Agent and to the Lenders under the Existing Credit Agreement, the Borrower provided to the Agent on behalf of the Lenders a pledge of the Senior Pledged Bond, Series 2, such pledge being pursuant to the Bond Delivery Agreement. The parties hereby confirm that all present and future indebtedness, liabilities and obligations of the Borrower to the Agent and the Lenders under this Agreement shall constitute “Obligations” for the purposes of the Third Supplemental Indenture and shall be subject to the Senior Pledged Bond, Series 2.
ARTICLE 9
REPRESENTATIONS AND WARRANTIES
9.1Representations and Warranties.
To induce the Lenders to make Accommodations available to the Borrower, each of the Borrower and the General Partner, in its personal capacity, represents and warrants to the Agent and the Lenders that the following are true and correct in all material respects:
(a)Existence – the Borrower and each of its Subsidiaries is a partnership, corporation or other entity, as the case may be, incorporated or organized and subsisting under the laws of its jurisdiction of incorporation or organization, specified on Schedule 9.1(a) (as such Schedule may be amended from time to time by Borrower and provided to the Lenders, provided that such amendments shall not otherwise be contrary to this Agreement) with and has all requisite partnership, corporate or other power and authority to own, hold under license or lease its property, undertaking and Assets and to carry on (i) its Business as now conducted (and as now proposed to be conducted); and (ii) the transactions contemplated by this Agreement and each other Loan Document to which it is a party. The General Partner is a corporation, duly and validly incorporated, organized and existing as a corporation under the laws of the Province of Alberta and has the legal capacity to act as the General Partner of the Borrower;
(b)Capacity – each of the Borrower and the General Partner has the legal capacity and right to enter into the Loan Documents and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof;
(c)Authority - the execution and delivery by the Borrower and General Partner of this Agreement and each of the Loan Documents to which it is a party, and the

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performance by it of its obligations thereunder have been duly authorized by all necessary corporate, partnership or other action including, without limitation, the obtaining of all necessary shareholder, partnership or other relevant consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Authority or other Person, is or was necessary in connection with the execution, delivery and performance of the Borrower’s or General Partner’s obligations under this Agreement and the other Loan Documents to which it is a party, except such as are in full force and effect, unamended at the date hereof;
(d)Execution and Delivery, Enforceability - each of the Loan Documents has been duly executed and delivered by each of the Borrower and the General Partner and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors’ rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion;
(e)No Litigation - there is no existing, pending or, to the knowledge of the Borrower or the General Partner, threatened litigation by or against the Borrower, its Subsidiaries or the General Partner which could reasonably be expected to be adversely determined to the rights of the Borrower, its Subsidiaries or the General Partner and which could reasonably be expected to cause a Material Adverse Effect; no event has occurred and, to the knowledge of the Borrower or the General Partner, no state or condition exists, which could give rise to any such litigation;
(f)No Conflict - the execution and delivery by the Borrower and the General Partner and the performance by them of their obligations under, and compliance with the terms, conditions and provisions of, this Agreement and each other Loan Document will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) its articles, by-laws, partnership agreement or other organizational documents, as the case may be; (ii) any Applicable Law; (iii) any Material Agreement or any material contractual restriction binding on or affecting it or its Assets; or (iv) any material judgment, injunction, determination or award which is binding on it in each such case except to the extent that such breach could not reasonably be expected to result in a Material Adverse Change;
(g)Financial Statements - the financial statements and forecasts of the Borrower and its Subsidiaries which have been provided to the Agent are accurate and complete in all material respects, and fairly present the consolidated financial condition and business operations of the Borrower and its Subsidiaries, as at the date thereof and are prepared in a form and manner consistent with existing financial reporting practices of the Borrower in accordance with GAAP;

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(h)Books and Records - all books and records of the Borrower and its Subsidiaries have been fully and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Borrower’s and its Subsidiaries’ records, systems, controls, data or information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electric, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the direct control of Borrower or its Subsidiaries, as applicable;
(i)No Material Adverse Change - there has been no Material Adverse Change since December 31, 2023;
(j)Compliance with Laws and Agreements – the Borrower, its Subsidiaries and the General Partner are in compliance with all Applicable Laws and all agreements or contracts where any non-compliance could reasonably be expected to cause a Material Adverse Effect;
(k)Approvals - all Governmental Approvals and other consents or authorizations necessary to permit the Borrower and its Subsidiaries and the General Partner (i) to execute, deliver and perform each Loan Document to which it is a party (if any), and to consummate the transactions contemplated thereby; and (ii) to own and operate the Business, have been obtained or effected and are in full force and effect. The Borrower and its Subsidiaries are in compliance with the requirements of all such Governmental Approvals and consents and there is no Claim existing, pending or, to the knowledge of the Borrower or the General Partner, threatened which could result in the revocation, cancellation, suspension or any adverse modification of any of such Governmental Approvals or consent;
(l)No Default - no Default or Event of Default under this Agreement or the Master Trust Indenture has occurred or is continuing which has not (i) been expressly waived in writing by the Agent and the Trustee under the Master Trust Indenture; or (ii) been remedied (or otherwise ceased to be continuing);
(m)Ownership of Assets, Principal Property - the Borrower and its Subsidiaries each has good and marketable title to (and in the case of the Borrower) free and clear of all Liens, other than Permitted Liens, all of its respective Assets used in the Business. The Principal Property in the name of the General Partner is and will be held by the General Partner in trust for the Borrower;
(n)Taxes -
(i)the Borrower and its Subsidiaries are currently exempt from (i) income tax under the Income Tax Act (Canada), and (ii) realty taxes under the Assessment Act (Alberta); the Borrower is not in default of any of the filings, payments or other requirements necessary to maintain such exempt status, nor does the Borrower have any knowledge of any event which

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could result in the Borrower or AltaLink ceasing to be exempt from taxation under such statutes; and
(ii)the Borrower and its Subsidiaries have filed or caused to be filed all tax returns which, to its knowledge, are required to have been filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of the Borrower no claims are being asserted with respect to any such taxes, fees or other charges;
(o)No Proceedings - no essential portion of the Borrower’s or any of its Subsidiaries’ real or leased property has been taken or expropriated by any Governmental Authority nor has written notice or proceedings in respect thereof been given or commenced nor is the Borrower aware of any intent or proposal to give any such notice or commence any such proceedings;
(p)Environmental - except as disclosed to the Agent, neither the Borrower nor any of its Subsidiaries has:
(i)any knowledge of any Environmental Adverse Effect or any condition existing at, on or under the Principal Property which, in any case or in the aggregate, with the passage of time or the giving of notice or both, could reasonably be expected to give rise to liability of the Borrower or any of its Subsidiaries resulting in a Material Adverse Effect;
(ii)any knowledge of any present or prior leaks or spills with respect to underground storage tanks and piping system or any other underground structures existing at, on or under Principal Property or of any past violations by any Applicable Laws, policies or codes of practice involving the Principal Property, which violations, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(iii)any knowledge that it has any obligation under any Environmental Laws to pay any compensation or damages resulting from the operation of the Principal Property, or that it will have any such obligation resulting from the maintenance and operation of the Principal Property, which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and
(iv)any Environmental Liability which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as

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disclosed by the Borrower to the Agent in writing prior to the Effective Date;
(q)No Proceedings or Investigations - none of the Borrower or its Subsidiaries is, as at the date that this representation is made or deemed to be made, the subject of any civil, criminal or regulatory proceeding or governmental or regulatory investigation with respect to Environmental Laws nor are any of them aware of any threatened proceedings or investigations which, in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as disclosed in accordance with the notice requirements set out in Section 10.5. The Borrower and its Subsidiaries are actively and diligently proceeding to use all reasonable efforts to comply with all Environmental Laws and all such activities are being carried on in a prudent and responsible manner and with all due care and due diligence;
(r)Insurance - the Borrower and its Subsidiaries maintain insurance or self insure (including business interruption insurance, property insurance and general liability insurance) with responsible insurance carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties;
(s)Pension Plans – Neither the Borrower nor any of its Subsidiaries (except AltaLink Management Ltd.) has established or is party to or obligated under any pension plans (excluding for certainty, applicable Canadian federal or provincial pension plans such as the Canada Pension Plan and the Quebec Pension Plan). All pension plans established by AltaLink Management Ltd. are being operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except for such instances of non-compliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable pension plan documents or Applicable Laws to be paid or accrued by AltaLink Management Ltd., to the extent failure to do so could reasonably be expected to result in a Material Adverse Effect, are being paid or accrued as required;
(t)Subsidiaries - (i) the Borrower is the sole limited partner and is the owner of 99.99% of the Equity Securities in AltaLink and AltaLink Management Ltd. is the sole general partner and is the owner of .01% of the Equity Securities of AltaLink, (ii) no Person has any right or option to purchase or otherwise acquire any of the Equity Securities of AltaLink; and (iii) the Borrower does not own or hold any Equity Securities in, directly or indirectly, any other Person, other than as disclosed in Schedule 9.1(a), as amended from time to time and provided to the Lenders (provided such amendments shall not otherwise be contrary to this Agreement); and
(u)Complete Disclosure - all written information and data concerning the Borrower, the General Partner and the Borrower’s Subsidiaries that have been prepared by it or any of its representatives or advisors and that have been made available to the

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Agent or the Lenders are and, at the time such information and data were made available, were true and correct in all material respects and do not, and, at the time such information and data were made available, did not, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained in such information and data not misleading in light of the circumstances under which such statements were made.
9.2Survival of Representations and Warranties.
All representations and warranties contained in this Agreement, the Loan Documents and any certificate or document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Loan Documents, the advance of each Accommodation and exercise of any remedies under this Agreement or under any of the Loan Documents, notwithstanding any investigation made at any time by or on behalf of the Agent or the Lenders.
ARTICLE 10
COVENANTS
The Borrower covenants and agrees that, so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facility:
10.1Reporting Covenants.
(a)Information and Certificates. The Borrower shall furnish to the Agent (in “pdf” format where practicable, or in such other form as may be agreed between the Borrower and the Agent):
(i)not later than one hundred and forty (140) days (or such earlier date as may be prescribed from time to time under applicable securities legislation for the delivery of annual financial statements to security holders) after the end of each Fiscal Year, the annual financial statements (consolidated and unconsolidated) of the Borrower consisting of a balance sheet and statements of income, retained earnings and changes in financial position for the year then ended and for the immediately preceding Fiscal Year together with the report on such consolidated statements of the Borrower’s Auditors and the discussion and analysis of such consolidated statements prepared by the management of the Borrower;
(ii)not later than sixty (60) days (or such earlier date as may be prescribed from time to time under applicable securities legislation for the delivery of interim financial statements to security holders) after the end of the first, second and third Fiscal Quarters of each Fiscal Year, the unaudited interim financial statements (consolidated and unconsolidated) of the Borrower, including a balance sheet and statements of income and changes in financial position for the period then ended and for the year to date and for the comparative periods in the prior Fiscal Year of the Borrower;

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(iii)at the time the same are sent, copies of all financial statements and other information or material that are delivered to the Trustee under the Master Trust Indenture including, without limitation, notice of any “Event of Default” under the Master Trust Indenture;
(iv)on or before thirty (30) days prior to the beginning of the next Fiscal Year of the Borrower, an annual consolidated and unconsolidated financial forecast of the Borrower;
(v)a certified copy of any supplemental indenture which amends in any way the Master Trust Indenture; and
(vi)upon delivery of each of the items set out in Sections 10.1(a)(i) and (ii) of this Agreement, the Borrower’s Certificate of Compliance, which Certificate of Compliance shall be accompanied by, inter alia, details of the calculation of EBITDA in accordance with GAAP for the purposes of the Interest Coverage Ratio in Section 10.24(a), in form and substance satisfactory to the Lenders.
10.2Payments Under This Agreement and Loan Documents.
The Borrower shall pay, discharge or otherwise satisfy all amounts payable under this Agreement in accordance with the terms of this Agreement and all amounts payable under any Loan Document in accordance with the terms thereof.
10.3Proceeds.
The Borrower shall use the proceeds of any Accommodation only for the purposes permitted pursuant to Section 2.3.
10.4Inspection of Property, Books and Records, Discussions.
The Borrower and each of its Subsidiaries shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Applicable Laws and on a basis consistent with its financial statements shall be made of all dealings and transactions in relation to its business and activities, and permit representatives and agents of the Agent upon reasonable notice to the Borrower and during business hours, to visit and inspect any of the properties and examine and make abstracts from any of the books and records of the Borrower as often as may reasonably be desired, and, subject to applicable securities laws, to discuss the business, operations, property, condition and prospects (financial or otherwise) of the Borrower with those officers and employees of the Borrower designated by its senior executive officers.
10.5Notices.
The Borrower shall promptly give notice to the Agent of:
(a)     the occurrence of any Default or Event of Default;

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(b)    the commencement of, or receipt by the Borrower of a written threat of, any action, suit or proceeding against or affecting the Borrower before any Governmental Authority which, individually or in the aggregate, has, or has any reasonable likelihood of having, a Material Adverse Effect, and such further information in respect thereof as the Agent may request from time to time;
(c)    any notice of any violation or administrative or judicial complaint or order having been filed or, to the Borrower’s knowledge, about to be filed against the Borrower which has, or has any reasonable likelihood of having, a Material Adverse Effect;
(d)    any notice from any Governmental Authority or any other Person alleging that the Borrower is or may be subject to any Environmental Liability which has, or has any reasonable likelihood of having, a Material Adverse Effect;
(e)    any notice of any material violation of Applicable Utilities Legislation;
(f)    the occurrence or non-occurrence of any other event which has, or has a reasonable likelihood of having, a Material Adverse Effect;
(g)    any changes in the ownership structure of the Borrower; and
(h)    any notice of a change in rating to the Senior Bonds (as such term is defined in the Master Trust Indenture) by any of the Rating Agencies.
10.6Disbursements under Master Trust Indenture.
The Borrower shall disburse and apply all Net Revenues (as such term is defined in the Master Trust Indenture) in accordance with Section 4.1 of the Master Trust Indenture.
10.7Cure Defects.
The Borrower shall promptly cure or cause to be cured any defects in the execution and delivery of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant thereto or any defects in the validity or enforceability of any of the Loan Documents and execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents as the Agent may consider necessary or desirable for the foregoing purposes.
10.8Carrying on Business.
The Borrower and each of its Subsidiaries shall own, maintain and repair or reconstruct the Principal Property and all other Assets, including licences, permits and intellectual property, necessary to operate the Business and directly receive all revenues associated therewith and shall at all times carry on and conduct the Business in a proper, efficient and businesslike manner and in accordance with good business practices so as to comply with all applicable regulatory requirements and preserve and protect the revenues thereof.

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10.9Insurance and Insurance Proceeds.
(a)The Borrower shall, and the Borrower shall cause each of its Subsidiaries to, maintain insurance with respect to its properties and business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices which are standard in the industry and in accordance with any express requirements of Governmental Authorities, where applicable, including the right to self-insure and/or co-insure with respect to any of the insurance required to be maintained by the Borrower pursuant to this paragraph.
(b)Immediately upon receipt by the Borrower of any Insurance Proceeds, Borrower shall apply such Insurance Proceeds in accordance with Section 4.1 of the Master Trust Indenture. Notwithstanding the foregoing, to the extent that any Insurance Proceeds are used by the Borrower, within 12 months after receipt of same, to replace or repair the Assets in respect of which the Insurance Proceeds were received, then such Insurance Proceeds need not be so applied. Borrower shall provide Agent with a copy of any officer’s certificate provided pursuant to Section 6.10 of the Master Trust Indenture.
10.10Compliance with Laws and Agreements.
The Borrower shall, and the Borrower shall cause each of its Subsidiaries to, at all times comply in all material respects with all requirements of the Applicable Utilities Legislation and all other Applicable Laws. The Borrower shall, and the Borrower shall cause each of its Material Subsidiaries to, at all times comply in all material respects with all Material Agreements, including the Master Trust Indenture.
10.11Taxes.
The Borrower shall, and the Borrower shall cause each of its Subsidiaries to, from time to time, pay or cause to be paid all Taxes lawfully levied, assessed or imposed upon them or in respect of their property or any part thereof or upon its income and profits as and when the same become due and payable and withhold and remit any amounts required to be withheld by it from payments due to others and remit the same to any government or agency thereof, and it will exhibit or cause to be exhibited to the Agent, when requested, the receipts and vouchers establishing such payment and will in all material respects duly observe and conform to all applicable requirements of any Governmental Authority relative to any of the property or rights of the Borrower and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that the Borrower and each Subsidiary shall have the right to contest, in good faith and diligently by legal proceedings, any such Taxes and, during such contest, may delay or defer payment or discharge thereof.
10.12Further Assurances.
At the Borrower’s cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered to the Agent such further instruments and do and cause

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to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of the Loan Documents.
10.13Limitation on Indebtedness.
The Borrower will not, and will not permit any Non-AltaLink Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness other than (i) the Indebtedness owing to the Lenders and/or the Agent under this Agreement, (ii) other Indebtedness, including Capital Lease Obligations and Purchase Money Obligations, not to exceed, in the aggregate at any time, $10,000,000 or the Equivalent Amount thereof, and (iii) Indebtedness of the Borrower under any interest rate, currency rate or commodity hedging agreement permitted under this Agreement.
10.14Negative Pledge.
The Borrower will not, and will not permit any Non-AltaLink Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its Assets, whether now owned or hereafter acquired, other than Permitted Liens.
10.15Investments.
The Borrower shall not, directly or indirectly, make any Investments, other than Permitted Investments.
10.16Change in Business and Ownership of AltaLink and Subsidiaries.
The Borrower and its Subsidiaries shall not engage in any business other than the Business. The Borrower shall ensure that (a) AltaLink is at all times a direct, Wholly-Owned Subsidiary of the Borrower, and (b) at no time shall the total revenues and total Assets, respectively, of all non Wholly-Owned Subsidiaries of the Borrower exceed 10% of the Borrower’s consolidated revenues or Consolidated Assets, as disclosed in the most recent audited financial statements delivered to the Agent and the Lenders pursuant to Section 10.1, as the case may be.
10.17Mergers, Etc.
Neither the Borrower nor any Subsidiary of the Borrower shall enter into, any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, winding-up, merger, transfer, sale, lease or otherwise) whereby all or any substantial part of its undertaking or Assets would become the property of any other Person.
10.18Acquisitions.
Neither the Borrower nor any Subsidiary of the Borrower shall make, directly or indirectly, any Acquisition other than Acquisitions which (i) pertain to the Business, and (ii) where the value of the Assets acquired do not, in any Fiscal Year, exceed the lesser of (y) 25% of the Consolidated Assets, and (z) 25% of consolidated revenues of the Borrower (determined in accordance with GAAP), in each case, as disclosed in the most recent audited financial statements delivered to Agent and Lenders pursuant to Section 10.1, and provided that no Default or Event of Default

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has occurred or is continuing or would occur as a result of such Acquisition, provided however that the Borrower and its Subsidiaries may not make any Acquisitions in respect of any activities covered in paragraph (g) of the definition of Business.
10.19Transactions with Non-Arm’s Length Persons.
Neither the Borrower nor any Subsidiary of the Borrower shall, directly or indirectly, (a) purchase, acquire, lease or license any material property, assets, right or service from, or (b) sell, transfer, lease or license any property, assets, right or services to, any Person (including any partner and their respective Affiliates) not dealing at arm’s length with the Borrower, or any Affiliate of any such Person, except at prices and on terms not less favourable to the Borrower than those which could have been obtained in an arm’s length transaction with an arm’s length Person.
10.20Environmental Covenants.
(a)The Borrower shall, at all times conduct and maintain the Business in compliance in all material respects with all Environmental Laws and Environmental Approvals.
(b)The Borrower shall cause its Subsidiaries to at all times conduct and maintain their respective Business in compliance in all material respects with all Environmental Laws and Environmental Approvals.
(c)If the Borrower or any of its Subsidiaries shall:
(i)receive notice from any Governmental Authority that any material violation of any Environmental Law or Environmental Approval has been, may have been, or is about to be committed by the Borrower or its Subsidiaries;
(ii)receive notice that any Remedial Order or other proceeding has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging material violations of any Environmental Law or requiring the Borrower or any of its Subsidiaries to take any material action in connection with the Release or threatened Release of a Hazardous Substance into the environment or requiring the cessation of a nuisance; or
(iii)receive any notice from a Governmental Authority alleging that the Borrower or any of its Subsidiaries may be liable or responsible for material costs associated with a nuisance or a response to, or clean up of, a Release or threatened Release of a Hazardous Substance into the environment or any damages caused thereby;
then the Borrower shall in each such case provide the Agent with a copy of such notice within ten (10) days of the Borrower’s or Subsidiary’s receipt thereof, and thereafter shall keep the Agent informed in a timely manner of any developments

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in such matters, and shall provide to the Agent such other information in respect thereto as may be reasonably requested by the Agent from time to time.
10.21Hedging Agreements.
Neither the Borrower nor any Subsidiary of the Borrower (excluding AltaLink) shall enter into any Financial Instrument Obligation (or similar understanding or obligation) except in accordance with Section 6.3 of the Master Trust Indenture.
10.22Distributions.
The Borrower shall not make or commit to make any Distributions if a Default or Event of Default has occurred and is continuing or could reasonably be expected to result therefrom. Borrower shall provide Agent with satisfactory evidence of pro forma compliance with the financial covenants set out in Section 10.24 of this Agreement, after giving effect to such proposed Distribution and compliance with Section 4.1 of the Master Trust Indenture.
10.23Fiscal Year.
Neither the Borrower nor any Subsidiary of the Borrower shall change its Fiscal Year.
10.24Financial Covenants.
The Borrower shall comply with the following financial covenants:
(a)Interest Coverage Ratio. The Borrower shall maintain, measured each Fiscal Quarter in each Fiscal Year, a ratio of EBITDA for the four Fiscal Quarters then ended to Interest Expense for the four Fiscal Quarters then ended, of not less than 2.25:1. The parties agree that for the purposes of this Section 10.24(a), and provided that the reporting requirements in Section 10.1(a)(vi) are complied with in respect of such calculation, EBITDA shall be calculated on the basis of GAAP (as in effect immediately prior to the adoption by the Borrower of IFRS), notwithstanding the fact that the Borrower may have adopted IFRS; and
(b)Consolidated Total Debt to Consolidated Total Capitalization. The Borrower and its Subsidiaries shall maintain, during each Fiscal Quarter in each Fiscal Year, a maximum ratio of Consolidated Total Debt to Consolidated Total Capitalization of 80%.
10.25Master Trust Indenture.
The Borrower covenants and agrees that so long as any Accommodation is outstanding or the Borrower is entitled to obtain any Accommodation under the Credit Facility, the Borrower will comply with all of the covenants, positive and negative, contained in the Master Trust Indenture. Notwithstanding the foregoing, in the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the Master Trust Indenture, as against the parties hereto and their respective successors and permitted assigns the provisions in this Agreement shall prevail.

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ARTICLE 11
CONDITIONS PRECEDENT TO BORROWINGS
11.1Conditions Precedent to the Closing.
The effectiveness of this Agreement is subject to the condition precedent that the Agent and each Lender shall be satisfied with, or the Borrower shall have delivered to the Agent, as the case may be, on or before the Effective Date, the following in form, substance and dated as of a date satisfactory to the Lenders and their counsel and in sufficient quantities for each Lender:
(a)this Agreement shall have been duly executed and delivered by the Borrower and the General Partner;
(b)completion of and satisfactory results with respect to, such financial, business and legal due diligence as reasonably requested by the Lenders;
(c)the Agent or the Lenders shall have received any other Loan Documents required by the Agent or the Lenders duly executed by the Borrower and the General Partner, as the case may be;
(d)the following documents in form, substance and execution acceptable to the Agent shall have been delivered to the Agent:
(i)duly certified copies of the constating documents of the Borrower and the General Partner, all necessary resolutions of the board of directors or similar necessary proceedings taken and required to be taken by the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents (excluding Loan Documents executed and delivered prior to the date hereof pursuant to the Existing Credit Agreement) to which it is a party and the entering into and performance of the transactions contemplated herein and therein;
(ii)certificates of incumbency of the General Partner setting forth specimen signatures of the persons authorized to execute this Agreement, on behalf of the Borrower and the Loan Documents to which it is a party;
(iii)certificate of status or the equivalent relative to the Borrower and the General Partner under its jurisdiction of creation; and
(iv)the opinion of counsel for the Borrower in form and substance satisfactory to the Lenders;
(e)there not having occurred a Material Adverse Change since December 31, 2023;
(f)all fees payable on or before the date hereof in connection with the Credit Facility under this Agreement and any fee letter shall have been paid to the Agent; and
(g)there shall exist no Default or Event of Default.

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11.2Conditions Precedent to All Borrowings, Conversions.
The Lenders shall not be obliged to make available any portion of any Borrowing, or to give effect to any conversion or rollover, unless each of the following conditions is satisfied:
(a)the Agent shall have received any required Borrowing Notice;
(b)the Agent shall have received any required Documentary Credit agreement, or other Loan Document;
(c)there shall exist no Default or Event of Default on the applicable Borrowing Date, nor shall any arise as a result of giving effect to the requested Borrowing;
(d)all representations and warranties contained in ARTICLE 9 shall be true on and as of the Borrowing Date with the same effect as if such representations and warranties had been made on and as of such Borrowing Date; and
(e)all fees payable on or before the subsequent Borrowing in connection with the Credit Facility under this Agreement or any other Loan Document shall have been paid to the Agent and the Lenders, as applicable.
11.3Waiver.
The Lenders may, at their option, waive any condition precedent set out in Section 11.1 or 11.2 or make available any Borrowing prior to such condition precedent being fulfilled. Any such Borrowing shall be deemed to be made pursuant to the terms hereof. Any such waiver shall not be effective unless it is in writing and shall not operate to excuse the Borrower from full and complete compliance with this ARTICLE 11 or any other provision hereof on future occasions.
ARTICLE 12
EVENTS OF DEFAULT
12.1Events of Default.
Any of the following events shall constitute an “Event of Default” hereunder:
(a)Default in Payment of any Amount Hereunder. If the Borrower fails to pay (i) any principal amount of the Accommodations when such amount becomes due and payable, (ii) any interest or fees owing to the Lenders and/or Agent or any of them hereunder, or under any Loan Document when due and payable hereunder or thereunder and such failure shall remain unremedied for five (5) Business Days or (iii) any other amount owing to the Lenders and/or Agent or any of them hereunder, or under any Loan Document when due and payable hereunder or thereunder and such failure shall remain unremedied for five (5) Business Days;
(b)Representation or Warranty. If any representation and warranty made by the Borrower in or in connection with this Agreement or any of the other Loan

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Documents shall be untrue in any material respect on the date upon which it was given;
(c)Default in Certain Covenants.
(i)If the Borrower or any of its Subsidiaries (as applicable and as if each Subsidiary of the Borrower were party hereto) shall fail, refuse or default in any material respect with the performance or observance of any of the covenants contained in Sections 10.13, 10.15, 10.16(b), and 10.18 to 10.23 inclusive, and such failure shall continue unremedied for 15 days; or
(ii)If the Borrower or any of its Subsidiaries (as applicable and as if each Subsidiary of the Borrower were party hereto) shall fail, refuse or default in any material respect with the performance or observance of any of the covenants contained in Sections 10.14, 10.16(a), 10.17, 10.24 or 10.25, (provided that, in the case of Section 10.25, there shall be no Event of Default until the expiry of the applicable cure period, if any, under the Master Trust Indenture);
(d)Default in Other Provisions. If the Borrower or any of its Subsidiaries (as applicable and as if each Subsidiary of the Borrower were party hereto) shall fail, refuse or default in any material respect with the performance or observance of any of the other covenants, agreements or conditions contained herein and such failure, refusal or default adversely affects the Lenders and, such failure, refusal or default continues for a period of thirty (30) days after written notice thereof by the Agent;
(e)Indebtedness. If (i) the Borrower or any of its Subsidiaries fails to pay the principal of any of its Indebtedness (which shall, for greater certainty, exclude the Indebtedness under this Agreement but shall include (without limitation) the Indebtedness under the Master Trust Indenture) which is outstanding in an aggregate principal amount exceeding (x) Cdn. $15,000,000 in the case of the Borrower and (y) Cdn. $10,000,000 in the case of AltaLink or any other Subsidiary of the Borrower (or the Equivalent Amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness described in paragraphs (x) and (y) above, without waiver of such failure by the holder of such Indebtedness on or before the expiration of such period; or (ii) any other event occurs or condition exists (including a failure to pay the premium or interest on such Indebtedness) and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness without waiver of such failure by the holder of such Indebtedness on or before the expiration of such period, if the effect of such event is to accelerate, or permit the acceleration of, such Indebtedness; or (iii) any such Indebtedness shall be declared to be, or otherwise becomes, due and payable prior to its stated maturity by reason of default;

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(f)Judgment. The rendering of a judgment or judgments against the Borrower or any of its Subsidiaries, in an aggregate amount in excess of Cdn. $20,000,000 (or the Equivalent Amount in any other currency), by a court or courts of competent jurisdiction, which judgment or judgments remain undischarged and unstayed for a period of sixty (60) days;
(g)Change in Legislation. If there occurs any change in the Applicable Utilities Legislation or any other Applicable Laws resulting in a Material Adverse Effect on the Business of the Borrower or any of its Subsidiaries;
(h)Termination of Material Agreements, licences etc.
(i)If any Material Agreement is terminated for any reason prior to the expiry of its term (except as contemplated thereunder) unless: (A) such Material Agreement is replaced by the Borrower with a contract on commercially reasonable terms or (B) such termination does not result in a Material Adverse Effect;
(ii)if a default occurs under, or if the Borrower fails to observe or perform any term, covenant or agreement contained in, any Material Agreement unless such default or failure does not result in a Material Adverse Effect; or
(iii)if any permit, licence, consent or other authorization required to be kept in full force and effect hereunder with respect to the Business is revoked or suspended for any reason whatsoever and such revocation or suspension results in a Material Adverse Effect and such revocation and suspension continues for a period of 45 days, unless the Borrower does not contest such revocation or suspension in good faith, diligently and by appropriate means;
(i)Winding Up. If an order shall be made or an effective resolution be passed for the winding-up or liquidation of the Borrower or any of its Subsidiaries or any such proceedings are initiated unless such proceedings are being actively and diligently contested by the Borrower in good faith;
(j)Bankruptcy or Insolvency. If the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors or a notice of intention to make a proposal or a proposal under the Bankruptcy and Insolvency Act (Canada), or shall become insolvent or be declared or adjudged bankrupt, or a receiving order be made against the Borrower or any of its Subsidiaries or if a liquidator, trustee in bankruptcy, receiver, receiver and manager or any other officer with similar powers shall be appointed to the Borrower or any of its Subsidiaries, or if the Borrower or any of its Subsidiaries shall propose a compromise, arrangement or reorganization under the Companies’ Creditors Arrangement Act (Canada) or any other legislation of any jurisdiction (including corporate statutes, as applicable) providing for the reorganization or winding-up of Borrower or any of

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its Subsidiaries or business entities or providing for an arrangement, composition, extension or adjustment with its creditors or shall voluntarily suspend transaction of its usual business, or shall take corporate or other action in furtherance of any of the foregoing purposes;
(k)Receiver. If any proceeding for the appointment of a receiver or trustee for the Borrower or any of its Subsidiaries or for any substantial part of the property of the Borrower or any of its Subsidiaries which is material to the conduct of the Business, and any such receivership or trusteeship remains undischarged for a period of sixty (60) days, or if the Borrower or any of its Subsidiaries becomes bankrupt or unable to pay its obligations as they become due or is declared to be bankrupt or unable to pay its obligations as they become due;
(l)Full Force and Effect. If this Agreement or any material portion hereof shall, at any time after its respective execution and delivery and for any reason, cease in any way to be in full force and effect or if the validity or enforceability of this Agreement is disputed in any manner by such Borrower and the Credit Facility has not been repaid within 30 days of demand therefor by the Agent; and
(m)Change of Control. If there shall occur any Change of Control;
12.2Remedies.
Upon the occurrence of any Default or Event of Default, and at any time thereafter if the Default or Event of Default shall then be continuing, the Lenders in their sole discretion may direct the Agent to give notice to the Borrower that no further Accommodation will be available hereunder while the Default or Event of Default continues, whereupon the Lenders shall not be obliged to provide any further Borrowings to the Borrower while the Default or Event of Default continues. Upon the occurrence of any Event of Default, and at any time thereafter if the Event of Default shall then be continuing, the Lenders in their sole discretion, and the Agent acting on their behalf, may take any or all of the following actions:
(a)demand payment of any principal, accrued interest, fees and other amounts which are then due and owing in respect of the Accommodations under the Credit Facility without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(b)declare by notice to the Borrower the Credit Facility terminated, whereupon the same shall terminate immediately without any further notice of any kind;
(c)commence such legal action or proceedings as it, in its sole discretion, may deem expedient, including the commencement of enforcement proceedings under the Loan Documents, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any of the assets, or any other action or notice, all of which the Borrower and General Partner hereby expressly waive; and

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(d)demand payment of the Senior Pledged Bond, Series 2 in accordance with the provisions of the Bond Delivery Agreement.
provided that, if any Event of Default described in Section 12.1(i) through (k) or Sections 10.1(h) through (j) of the Master Trust Indenture with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all Advances and all other Obligations shall automatically be and become immediately due and payable. In such event either the Lenders or the Agent on their behalf may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against any Obligor authorized or permitted by law for the recovery of all the Obligations of the Borrower to the Lenders and proceed to exercise any and all rights hereunder (including the remedies set out in (a) through (d) above) and under the Security and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.
12.3Remedies Cumulative.
The rights and remedies of the Lenders and the Agent under this Agreement and the Loan Documents are cumulative and are in addition to and not in substitution for any other rights or remedies. Nothing contained herein or in the Loan Documents with respect to the indebtedness or liability of the Borrower to the Agent and the Lenders or any part thereof, nor any act or omission of the Agent and the Lenders with respect to the Loan Documents shall in any way prejudice or affect the rights, remedies and powers of the Agent and the Lenders hereunder or under the Loan Documents.
12.4Appropriation of Moneys Received.
The Lenders, and the Agent on behalf of the Lenders as between the Lenders and the Borrower, may from time to time when an Event of Default has occurred and is continuing appropriate any monies received from the Borrower in or toward payment of such of the obligations of the Borrower hereunder as the Lenders in their sole discretion may see fit.
12.5Non-Merger.
The taking of any action or dealing whatsoever by the Lender or the Agent in respect of the Borrower or any security shall not operate as a merger of any of the obligations of the Borrower to the Lenders or the Agent or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lenders or the Agent may have under Section 12.3 in connection with such obligations.
12.6Waiver.
No delay on the part of the Lenders or the Agent in exercising any right or privilege hereunder shall operate as a waiver thereof. No Default or Event of Default shall be waived except by a written waiver in accordance with Section 21.1. Each written waiver shall apply only to the Default or Event of Default to which it is expressed to apply. No written waiver shall preclude

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the subsequent exercise by the Lenders or the Agent of any right, power or privilege hereunder or extend to or apply to any other Default or Event of Default.
12.7Set-off.
Upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower under any of the Loan Documents, irrespective of whether or not the Lender has made demand under any of the Loan Documents and although such obligations may be unmatured or contingent. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Borrower with an accounting when the obligation is finally determined. Each Lender shall promptly notify the Borrower after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lenders under this Section 12.7 are in addition to other rights and remedies (including all other rights of set-off) which the Lenders may have.
ARTICLE 13
YIELD PROTECTION
13.1Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Accommodations made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 13.2 and the imposition, or any change in the rate, of any Excluded Taxes payable by such Lender; or
(iii)impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Accommodations made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Accommodation (or of maintaining its obligation to make any such Accommodation), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest

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or any other amount), then upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender, or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Accommodations made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (“Additional Compensation”), including a description of the event by reason of which it believes it is entitled to such compensation, and supplying reasonable supporting evidence (including, in the event of a Change in Law, a photocopy of the Applicable Law evidencing such change) and reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In the event the Lender subsequently recovers all or part of the Additional Compensation paid by the Borrower, it shall promptly repay an equal amount to the Borrower. The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Accommodation or the Commitment affected by the Change in Law, change in capital requirement or the lapse or cessation of the Change in Law giving rise to the initial Additional Compensation. A Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Borrower upon such Borrower’s request at such Borrower’s expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of this Section 13.1 if and for so long as it is not treating the Borrower in any materially different or in any less favourable manner than is applicable to any other customers of such Lender, where such other customers are bound by similar provisions to the foregoing provisions of this Section 13.1.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such

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Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.
13.2Taxes.
(a)Payments Subject to Taxes. If any Credit Party, the Agent or any Lender is required by Applicable Law to deduct or withhold any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of a Credit Party hereunder or under any other Loan Document, then (i) the sum payable shall be increased by that Credit Party when payable as necessary so that after making or allowing for all required deductions and withholds (including deductions and withholds applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholds been required, (ii) the Credit Party shall make any such deductions or withholds required to be made by it under Applicable Law and (iii) the Credit Party shall timely pay the full amount required to be deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)Indemnification by the Borrower. The Borrower shall indemnify the Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Lender subsequently recovers all or part of the payment made under this Section paid by the Borrower, it shall promptly repay an equal amount to the Borrower. A Lender shall make reasonable efforts to limit the incidence of any payments under this Section and seek recovery for the account of the Borrower upon the Borrower’s request at the Borrower’s expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage.

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(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority, the Credit Parties shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to withholding or information reporting requirements.
(f)Treatment of Certain Refunds and Tax Reductions. If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which a Credit Party has paid additional amounts pursuant to this Section 13.2 or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or other Credit Party, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or other Credit Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrower or other Credit Party as applicable, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower or other Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

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(g)FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Taxes imposed by FATCA, if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The Agreements in this Section 13.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
13.3Mitigation Obligations: Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 13.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Accommodations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender (with the prior consent of the Borrower), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 13.1 or Section 13.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 13.1, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, if any Lender’s obligations are suspended pursuant to Section 13.4 or if any Lender defaults in its obligation to fund Accommodations hereunder, then the Borrower may either, at its sole expense and effort, upon 10 days’ notice to such Lender and the Agent: (i) repay all outstanding amounts due to such affected Lender (or such portion which has not been acquired pursuant to clause (ii) below) and thereupon such Commitment of the affected Lender shall be permanently cancelled and the aggregate Commitment shall be permanently reduced by the same amount and the Commitment of each of the other Lenders

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shall remain the same; or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article 20), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)the Borrower pays the Agent the assignment fee specified in Section 20.1(b)(vi);
(ii)the assigning Lender receives payment of an amount equal to the outstanding principal of its Accommodations outstanding and participations in disbursements under Documentary Credits, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 13.1 or payments required to be made pursuant to Section 13.2, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with Applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
13.4Illegality.
If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Accommodations, or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Accommodations, or take any necessary steps with respect to any Documentary Credits in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

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ARTICLE 14
RIGHT OF SETOFF
14.1Right of Setoff.
If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of the Borrower or any guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 14.1, it shall share the benefit received in accordance with Section 15.1 as if the benefit had been received by the Lender of which it is an Affiliate.
ARTICLE 15
SHARING OF PAYMENTS BY LENDERS
15.1Sharing of Payments by Lenders.
If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Accommodations and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Accommodations outstanding and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Accommodations outstanding and other amounts owing them, provided that:
(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;
(b)the provisions of this Section shall not be construed to apply to (x) any payment made by any Credit Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the

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assignment of or sale of a participation in any of its Accommodations or participations in disbursements under Documentary Credits to any assignee or Participant, other than to any Credit Party or any Affiliate of a Credit Party (as to which the provisions of this Section shall apply); and
(c)the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to a Credit Party upon the termination of derivatives entered into between the Credit Party and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.
The Credit Parties consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
ARTICLE 16
AGENT’S CLAWBACK
16.1Agent’s Clawback.
(a)Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Agent such Lender’s share of such advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then the applicable Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Accommodation included in such advance. If the Lender does not do so forthwith, the Borrower shall pay to the Agent forthwith on written demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Agent.

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(b)Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.
ARTICLE 17
AGENCY
17.1Appointment and Authority.
Each of the Lenders hereby irrevocably appoints the Agent to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and no Credit Party shall have rights as a third party beneficiary of any of such provisions.
17.2Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.
17.3Exculpatory Provisions.
(a)The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly

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contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
(b)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Agent by the Borrower or a Lender.
(c)Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.
17.4Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Accommodation that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Accommodation or the issuance of such

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Documentary Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
17.5Indemnification of Agent.
Each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s gross negligence or wilful misconduct.
17.6Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent from among the Lenders (including the Person serving as Agent) and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as Agent.
17.7Replacement of Agent.
(a)The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the prior consent of the Borrower, to appoint a successor, which shall be a Lender having an office in Toronto, Ontario or Calgary Alberta or an Affiliate of any such Lender with an office in Toronto or Calgary. The Agent may also be removed at any time by the Majority Lenders upon 30 days’ notice to the Agent and the Borrower as long as the Majority Lenders, with the prior consent of the Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall have an office in Toronto/Calgary, or an Affiliate of any such Lender with an office in Toronto/Calgary.
(b)If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications specified in Section 17.7(a), provided that if the Agent shall notify the Borrower and the

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Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed); and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in the preceding paragraph.
(c)Upon a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Agent, the provisions of this ARTICLE 17 and of ARTICLE 19 shall continue in effect for the benefit of such former Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Agent was acting as Agent.
17.8Non-Reliance on Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
17.9Collective Action of the Lenders.
Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or

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thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.
17.10No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
17.11Recovery of Erroneous Payments.
Each Lender hereby agrees that if, at any time, (i) it receives any amount from the Agent on account of all present and future indebtedness, liabilities and obligations of the Borrower to the Agent and to the Lenders under this Agreement, whether for principal, interest, fees or otherwise (the “Applicable Payment”), and whether or not such amount or any other amount is then due and owing to such Lender by the Borrower or any other Credit Party, and (ii) the Agent subsequently notifies such Lender that the Applicable Payment was either (A) made in error or (B) has not been reimbursed by the Borrower, in whole or in part, to the Agent within the time specified thereof under this Agreement, then: (x) such Lender shall promptly return such amount (or, if applicable, its ratable share of the unreimbursed portion thereof) to the Agent within two (2) Business Days following notice thereof and (y) any amounts not so returned shall bear interest at the Prime Rate. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender or other Person shall be to recover the amount from the Person that actually received it.
ARTICLE 18
NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION
18.1Notices, etc.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or telecopier to the addresses or facsimile or telecopier numbers specified elsewhere in this Agreement or, if to a Lender, to it at its address or telecopier number specified in

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the Register or, if to a Credit Party other than the Borrower, in care of the Borrower.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
18.2Notice Details
For purposes of Section 18.1, the notice details for the Agent, the Borrower and the General Partner are:

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If to the Agent:
Royal Bank of Canada
155 Wellington Street West, 8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]
Email:    [***]
If to the Borrower and/or the General Partner:
AltaLink Management Ltd.
2611 - 3rd Avenue SE
Calgary, Alberta T2A 7W7

Attention:    Christopher Lomore, Vice President, Treasurer
Facsimile:    [***]
ARTICLE 19
EXPENSES; INDEMNITY: DAMAGE WAIVER
19.1Expenses; Indemnity: Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Lender including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Accommodations issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Accommodations.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement,

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any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (ii) any Accommodation or the use or proposed use of the proceeds therefrom (including any refusal by the Documentary Credit Lender to honour a demand for payment under a Documentary Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Documentary Credit), (iii) any actual or alleged presence or Release of Hazardous Substance on or from any property owned or operated by any Credit Party, or any Environmental Liabilities related in any way to any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Credit Party and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Credit Party has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Section 13.1, Section 13.2 and Section 19.1(a).
(c)Reimbursement by Lenders. To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (a) are subject to the other provisions of this Agreement concerning several liability of the Lenders.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any

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breach thereof), the transactions contemplated hereby or thereby, any Accommodation or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable promptly after demand therefor with documented particulars thereof. A certificate of the Agent or a Lender setting forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.
ARTICLE 20
SUCCESSORS AND ASSIGNS
20.1Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Accommodations outstanding at the time owing to it); provided that:
(i)except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Accommodations outstanding at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the

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Commitment being assigned (which for this purpose includes Accommodations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Accommodations outstanding of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent to a lower amount;
(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Accommodations outstanding or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;
(iii)any assignment must be approved by the Documentary Credit Lender (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself already a Lender;
(iv)any assignment must be approved by the Agent (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moodys, S&P and DBRS, respectively;
(v)any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender or if an Event of Default has occurred and is continuing; and no assignment will be made to a Foreign Lender unless an Event of Default has occurred and is continuing; and
(vi)the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of Cdn $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Agent pursuant to clause (iv) of this paragraph (b), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and,

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in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of ARTICLE 13 and ARTICLE 19, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Accommodations to the Borrower.
(c)Register. The Agent shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Accommodations outstanding owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Agent, sell participations to any Person (other than a natural person, a Credit Party or any Affiliate of a Credit Party ) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Accommodations outstanding owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.
Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of ARTICLE 13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of ARTICLE 13 as though it were a Lender, provided such Participant agrees to be subject to ARTICLE 15 as though it were a Lender.
(e)Limitation on Participants Rights. A Participant shall not be entitled to receive any greater payment under Section 13.1 and Section 13.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made

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with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 13.2.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
ARTICLE 21
AMENDMENTS AND WAIVERS
21.1Amendments and Waivers.
(a)Subject to subsections (b) and (c), no acceptance, amendment or waiver of any provision of any of the Loan Documents, nor consent to any departure by the Borrower or any other Person from such provisions, shall be effective unless in writing and approved by the Majority Lenders. Any acceptance, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
(b)Only written acceptances, amendments, waivers or consents signed by all the Lenders shall (i) increase a Lender’s Commitment; (ii) reduce the principal or amount of, or interest on, directly or indirectly, any Accommodation outstanding or any fees; (iii) postpone any date fixed for any payment of principal of, or interest on, any Accommodation outstanding or any fees; (iv) change the percentage of the Commitments or the number or percentage of Lenders required for the Lenders, or any of them, or the Agent to take any action; (v) change the definition of Majority Lenders; (vi) release or cancel any security for any obligation of a Credit Party hereunder; or (vii) amend this Section 21.1(b).
(c)Only written acceptances, amendments, waivers or consents signed by the Agent, in addition to the Majority Lenders, shall affect the rights or duties of the Agent under the Loan Documents.
21.2Judgment Currency.
(a)If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.

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(b)The obligations of the Borrower in respect of any sum due in the Original Currency from it to any Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.
ARTICLE 22
GOVERNING LAW; JURISDICTION; ETC.
22.1Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable in that Province.
(b)Submission to Jurisdiction. Each Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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ARTICLE 23
WAIVER OF JURY TRIAL
23.1Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
ARTICLE 24
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
24.1Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Agent and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act, (Alberta), the Personal Information Protection Act (Alberta) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

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ARTICLE 25
TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY
25.1Treatment of Certain Information: Confidentiality.
(a)Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (to the extent necessary to administer or enforce this Agreement and the other Loan Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such Person or actually known to such Person or (y) becomes available to the Agent or any Lender on a non-confidential basis from a source other than a Credit Party. If the Agent or any Lender is requested or required to disclose any Information (other than by any bank examiner) pursuant to or as required by Applicable Laws or by a subpoena or similar legal process, the Agent or such Lender, as applicable, shall use its reasonable commercial efforts to provide the Borrower with notice of such requests or obligation in sufficient time so that the Borrower may seek an appropriate protective order or waive the Agent’s, or such Lender’s, as applicable, compliance with the provisions of this Section, and the Agent and such Lender, as applicable, shall, to the extent reasonable, co-operate with the Borrower in the Borrower obtaining any such protective order.
(b)For purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential

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information. In addition, the Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such Person normally makes available in the course of its business of assigning identification numbers.
(c)In addition, and notwithstanding anything herein to the contrary, the Agent may provide basic information concerning the Borrower and the Credit Facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.
ARTICLE 26
MISCELLANEOUS
26.1Further Assurances
The Borrower shall, from time to time forthwith upon reasonable request by the Agent do, make and execute all such documents, acts, matters and things as may be required by the Agent to give effect to this Agreement and any of the Loan Documents.
26.2Acknowledgement
The Borrower is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner’s pro rate share of any undistributed income.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS OF WHICH the parties hereto have duly executed this Agreement as of the date set forth on the first page of this Agreement.

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.
By:	/s/ Todd Anliker
Name: Todd Anliker
Title: President
By:	/s/ Jeffrey A. Austin
Name: Jeffrey A. Austin
Title:Treasurer

ALTALINK INVESTMENT MANAGEMENT LTD.
By:	/s/ Todd Anliker
Name: Todd Anliker
Title: President
By:	/s/ Jeffrey A. Austin
Name: Jeffrey A. Austin
Title: Treasurer

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ROYAL BANK OF CANADA, as Agent
By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services
By:
Name:
Title:

ROYAL BANK OF CANADA, as Lender
By:	/s/ Timothy P. Murray
Name: Timothy P. Murray
Title: Authroized Signatory
By:
Name:
Title:

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BANK OF MONTREAL, as Lender
By:	/s/ Steven Patchet
Name: Steven Patchet
Title: Managing Director
By:
Name:
Title:

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ATB Financial, as Lender
By:	/s/ Trevor Guinard
Name: Trevor Guinard
Title: Director - Energy Infrastructure

By:	/s/ Amber Busby
Name: Amber Busby
Title: Associate Director

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BANK OF NOVA SCOTIA, as Lender
By:	/s/ Andrew Rose
Name: Andrew Rose
Title: Associate Director
By:	/s/ Laura Ramsden
Name: Laura Ramsden
Title: Associate

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NATIONAL BANK OF CANADA, as Lender
By:	/s/ James Dexter
Name: James Dexter
Title: Authorized Signatory
By:	/s/ Chuck Warnica
Name: Chuck Warnica
Title: Authorized Signatory

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SCHEDULE 1
BORROWER’S CERTIFICATE OF COMPLIANCE
TO:    Royal Bank of Canada (“RBC”), as Agent for the Lenders, under the Credit Agreement
This Certificate is delivered to you pursuant to the sixth amended and restated credit agreement made as of March 22, 2024 (as amended, restated or replaced from time to time, the “Credit Agreement”) between AltaLink Investments, L.P., AltaLink Investment Management Ltd. and RBC, as Agent and Lender and the other Lenders party thereto. Capitalized terms used in this Certificate and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned has read the provisions of the Credit Agreement which are relevant to the furnishing of this Certificate. The undersigned has made such examination and investigation as was, in the opinion of the undersigned, necessary to enable the undersigned to express an informed opinion on the matters set out herein.
The undersigned hereby certifies that as of the date hereof:
1.Representations and Warranties. The following representation and warranty of the Borrower and the General Partner is true and correct in all material respects as if made on and as of the date hereof, except as set out in Appendix I hereto or otherwise notified to RBC under the Credit Agreement: Financial Statements - the financial statements and forecasts of the Borrower and its Subsidiaries which have been provided to RBC are accurate and complete in all material respects, and fairly present the consolidated financial condition and business operations of the Borrower and its Subsidiaries, for the applicable reporting periods indicated therein and are prepared in a form and manner consistent with existing financial reporting practices of the Borrower in accordance with GAAP.
2.Default/Event of Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.
3.Financial Covenants. The Borrower is in compliance with the financial covenants set forth in Section 10.24 of the Credit Agreement and the detailed calculations evidencing such compliance are attached hereto.
4.Ratings. [The ratings assigned by each of the Rating Agencies to the Borrower are and .]
5.Change of Control Compliance. Pursuant to Section 10.16 of the Credit Agreement, the total revenues and total Assets of all non-Wholly-Owned Subsidiaries of the Borrower does not exceed 10% of the Borrower’s consolidated revenues or Consolidated Assets, as disclosed in the most recent audited financial statements delivered to the Agent and the Lenders.

[SIGNATURE PAGE FOLLOWS]

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DATED this ________ day of _________________, 20____.

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.
By:
Name:
Title:
By:
Name:
Title:

ALTALINK INVESTMENT MANAGEMENT LTD.
By:
Name:
Title:
By:
Name:
Title:

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APPENDIX I
EXCEPTIONS AND QUALIFICATIONS TO
BORROWER’S CERTIFICATE OF COMPLIANCE

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SCHEDULE 2(A)
NOTICE OF BORROWING
Royal Bank of Canada
Agency Services Group
155 Wellington Street
8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]

The Lenders under the Credit Agreement
Dear Sirs:
You are hereby notified that the undersigned, intends to avail itself of the Credit Facility established in its favour pursuant to the sixth amended and restated credit agreement made as of 22, 2024 (as amended, restated or replaced from time to time, the “Credit Agreement”) between AltaLink Investments, L.P., as Borrower, AltaLink Investment Management Ltd. and Royal Bank of Canada, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Borrowing Notice and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned hereby irrevocably requests a Borrowing as follows:
(a)Prime Rate Loan in the amount of Cdn.$, having a term of [add same provision for any other amount and term requested];
(b)Term CORRA Loan in the aggregate amount of $ having an Interest Period of [add same provision for any other amount and Interest Period requested]; and
(c)Daily Compounded CORRA Loan in the aggregate amount of $ having an Interest Period [add same provision for any other amount and Interest Period requested].
All Loans made pursuant to this Notice of Borrowing shall be credited to the undersigned’s account no. at [insert account details]. In the case of a Documentary Credit, it shall be delivered to . The requested Borrowing Date is . [If the undersigned requires a bank draft to be issued by RBC as a debit to the undersigned account at the Borrower’s designated account and to be delivered on the undersigned’s behalf, add an irrevocable direction to that effect, specifying the Person to whom it is to be delivered.]
All representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof.
No Default or Event of Default under the Credit Agreement has occurred and is continuing.

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DATED this _____ day _______________________ 20    __.

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 2(B)
NOTICE OF ROLLOVER

Royal Bank of Canada
Agency Services Group
155 Wellington Street
8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]

The Lenders under the Credit Agreement
Dear Sirs:
We refer to Section 2.5 of the Sixth Amended and Restated Credit Agreement made as of March 22, as amended, restated or replaced from time to time (the “Credit Agreement”) between AltaLink Investments, L.P., as Borrower, AltaLink Investment Management Ltd., Royal Bank of Canada, as Agent and Lender, and the other Lenders which become a party thereto from time to time.
Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
The Borrower hereby confirms that:
(a)it intends to repay the following [Term CORRA Loan]/[Daily Compounded CORRA Loan], as the case may be, on the current Interest Payment Date:
aggregate amount - $____________;
Interest Payment Date _______________;
(b)the following [Term CORRA Loan]/[Daily Compounded CORRA Loan] are to be rolled over in accordance with the Credit Agreement on the current Interest Payment Date specified below:
aggregate amount - $____________;
Interest Payment Date - ______________;
new Interest Period - _______________; and
new Interest Payment Date - ________________.

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The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such roll over on the applicable roll over date.
DATED this ___ day             , 20____.

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.
By:
Name:
Title:
By:
Name:
Title:
I/We have the authority to bind the Partnership.

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SCHEDULE 2(C)
CONVERSION OPTION NOTICE
Royal Bank of Canada
Agency Services Group
155 Wellington Street
8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]

The Lenders under the Credit Agreement

Dear Sirs/Mesdames:
We refer to Section 2.5 of the Sixth Amended and Restated Credit Agreement made as of March 22 (as amended, restated or replaced from time to time, the “Credit Agreement”) between AltaLink Investments, L.P., as Borrower, AltaLink Investment Management Ltd., Royal Bank of Canada, as Agent and Lender, and the other Lenders which become a party thereto from time to time.
Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
Pursuant to the Credit Agreement, we hereby give notice of our irrevocable request for a conversion of Advances in the amount of $______________ outstanding by way of [insert type of loan] into corresponding Borrowings by way of [insert new type of loan] on the _________ day of ___________, 20____. [The term of the new [Term CORRA Loan]/[Daily Compounded CORRA Loan] shall be ________ with a new maturity date of ____________, 20____.][The Interest Period of the new [Term CORRA]/[Daily Compounded CORRA] Loan shall be ________ with Interest Payment Date of ____________, 20____.]
The Borrower hereby represents and warrants that the conditions contained in the Credit Agreement have been satisfied and will be satisfied as of the date hereof and before and after giving effect to such conversion on the applicable conversion date.

DATED this      day             , 20____.

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ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.
By:
Name:
Title:
By:
Name:
Title:
I/We have the authority to bind the Partnership.

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SCHEDULE 3
NOTICE OF EXTENSION
Royal Bank of Canada
Agency Services Group
155 Wellington Street
8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]

Dear Sirs:
You are hereby notified that the undersigned wishes to extend the Maturity Date of each Lender for a three hundred and sixty-five (365) day period. Capitalized terms used in this Notice of Extension and not otherwise defined have the meanings given in the sixth amended and restated credit agreement made as of March 22, 2024 between AltaLink Investments L.P., as Borrower, AltaLink Investment Management Ltd. and Royal Bank of Canada, as Agent and Lender, and the other Lenders party thereto, as amended, restated or replaced from time to time.
DATED this          day of             , 20    .

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 4
FORM OF ISSUE NOTICE
[Date]
Royal Bank of Canada
Agency Services Group
155 Wellington Street
8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]

Ladies and Gentlemen:
We refer to Section 3.2 of the sixth amended and restated credit agreement made as of March 22, 2024 (as amended, restated or replaced from time to time, the “Credit Agreement”) between AltaLink Investments, L.P., as Borrower, AltaLink Investment Management Ltd. and Royal Bank of Canada, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section 3.2 of the Credit Agreement that the Borrower hereby requests an Issue under the Credit Agreement, and, in that connection, sets forth below the information relating to such Issue as required by Section 3.2 of the Credit Agreement:
(a)The date of Issue, being a Business Day, is .
(b)The Face Amount of such Documentary Credit is Cdn $.
(c)The expiration date of such Documentary Credit, being a Business Day is .
(d)The proposed type of Documentary Credit is [letter of credit][letter of guarantee].
(e)The name and address of the Beneficiary is .

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(f)[Insert any special terms or conditions for the Documentary Credit.]
Yours truly,

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 5
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:
2.Assignee:
        [and is an Affiliate/Approved Fund of [identify Lender]1]
3.Borrower(s):
4.Administrative Agent: Royal Bank of Canada, as the administrative agent under the Credit Agreement
5.Credit Agreement:     The Credit Agreement dated as of March 22, 2024, among AltaLink Investments L.P., the Lenders parties thereto, Royal Bank of Canada as
1     Select as applicable.

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Administrative Agent, and the other agents parties thereto, as amended, restated or replaced from time to time.
6.Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders[2]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]	CUSIP Number
$	$	%
$	$	%
$	$	%

7.Trade Date:                    4

2     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4     To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: ___________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

Royal Bank of Canada, as Administrative Agent

By
Title:

[Consented to:][5]

[NAME OF RELEVANT PARTY]

By
Title:
5     To be added only if the consent of the Borrower and/or other parties (e.g. Documentary Credit Lender) is required by the terms of the Credit Agreement.

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ANNEX 1 to Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
Article 1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Article 2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on

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or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

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SCHEDULE 6
COMMITMENTS OF THE LENDERS

Lenders	Lender’s Commitment (Cdn.$)	Applicable Percentage
Royal Bank of Canada	$100,000,000	33.3%
Bank of Montreal	$75,000,000	25%
Bank of Nova Scotia	$65,000,000	21.7%
National Bank of Canada	$40,000,000	13.3%
ATB Financial	$20,000,000	6.7%

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SCHEDULE 6.1(A)
FORM OF NOTICE OF REPAYMENT
(Letter to be typed on Borrower’s Letterhead)
                                    _________________, 20____

Royal Bank of Canada
Agency Services Group
155 Wellington Street
8th Floor
Toronto, ON M5V 3K7

Attention:    Manager Agency
Facsimile:    [***]
REPAYMENT NOTICE
Dear Sirs:
We refer to Section 6.1(a) of the sixth amended and restated credit agreement made as of March 22, 2024 (as amended, restated or replaced from time to time, the “Credit Agreement”) between AltaLink Investments, L.P., as Borrower, AltaLink Investment Management Ltd. and Royal Bank of Canada, as Agent and Lender, and the other Lenders which become a party thereto. Capitalized terms used in this Notice and not otherwise defined have the meanings given in the Credit Agreement.
We hereby notify the Agent of our repayment of the Loan subject to and in accordance with the terms and provisions of the Credit Agreement in the amount of:
A. Repayment amount:

Prime Rate Loan:                _______________
Term CORRA Loan:                _______________    Maturity Date     ____________
Daily Compounded CORRA Loan:        _______________    Maturity Date     ____________

B. Date of repayment:    _________________________

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Proceeds of the repayment are to be deposited to the account of the Agent as follows:
Bank Name:
Account Name:
Transit #:
Account Number:            CAD

                        Yours truly,

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of ALTALINK INVESTMENTS, L.P.

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 7
SENIOR PLEDGED BOND, SERIES 2

[See Attached]

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SCHEDULE 8
THIRD SUPPLEMENTAL INDENTURE

[See Attached]

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SCHEDULE 9.1(A)
CREDIT PARTY AND SUBSIDIARY INFORMATION
Schedule Omitted

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SCHEDULE 10
MATERIAL AGREEMENTS

Nil.

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